SKY MERGER CORP.
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                      (to be renamed, "Prime Retail, Inc.")

     Sky Merger Corp., a Maryland corporation having its principal office in Baltimore, Maryland and having CSC - Lawyers Incorporating Service Company as its resident agent located at 11 East Chase Street, Baltimore, Maryland (the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation ("SDAT"), that:

     FIRST: The Corporation was incorporated pursuant to the laws of the State of Maryland on November 12, 1997 whereby it filed its Articles of Incorporation dated November 11, 1997.

     SECOND: The Corporation entered into that certain Amended and Restated Agreement and Plan of Merger dated as of February 1, 1998 (the "Merger Agreement") among the Corporation, Prime Retail, Inc., a Maryland corporation (the "Predecessor Corporation"), Prime Retail, L.P., a Delaware limited partnership, Horizon Group, Inc., a Michigan corporation ("Horizon"), Horizon Group Properties, Inc., a Maryland corporation, Horizon Group Properties, L.P., a Delaware limited partnership, and Horizon/Glen Outlet Centers Limited Partnership, a Delaware limited partnership.

     THIRD: The Corporation intends to file certain Articles of Merger with the SDAT (the "Horizon/Subsidiary Articles of Merger"), pursuant to which Horizon will be merged into the Corporation with the Corporation as the surviving corporation.

     FOURTH: Pursuant to the Merger Agreement, immediately after the filing of the Horizon/Subsidiary Articles of Merger, the Corporation will file certain Articles of Merger with the SDAT (the "Prime/Horizon Articles of Merger")
pursuant to which (I) the Predecessor Corporation will merge into the Corporation, with the Corporation as the surviving corporation and (ii) the Corporation will continue under the name "Prime Retail, Inc."

     FIFTH: These Amended and Restated Articles of Incorporation have been duly approved and adopted by the Corporation's shareholders in accordance with the Maryland General Corporation Law as now or hereafter in force (the "MGCL").

     SIXTH: The Corporation desires to amend and restate its charter as currently in effect as hereinafter provided. The provisions set forth in these Amended and Restated Articles of Incorporation are all the provisions of the charter of the Corporation as currently in effect and will survive the filing of the Horizon/Subsidiary Articles of Merger and the Prime/Horizon Articles of Merger. The Articles of Incorporation of the Corporation, as currently in effect, are hereby amended and restated in full as follows:

                                    ARTICLE I
                                      Name

     The name of the Corporation (the "Corporation") is "Sky Merger Corp."

                                   ARTICLE II
                 Principal Office, Registered Office, and Agent

     The address of the Corporation's principal office is 100 East Pratt Street, 19th Floor, Baltimore, Maryland 21202. The address of the Corporation's resident agent in the State is 11 East Chase Street, Baltimore, Maryland 21202. The name of its registered agent at that office is CSC - Lawyers Incorporating Service Company.
                                   ARTICLE III
                                     Purpose

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Maryland General Corporation Law as now or hereafter in force (the "MGCL").
                                   ARTICLE IV
                                 Capitalization

4.1      CAPITAL STOCK

     Section 4.1.1 Authority to Issue Stock. The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Amended and Restated Articles of Incorporation, in the By-laws of the Corporation as such By-laws may be amended from time to time (the "By-laws") or in the MGCL.

     Section 4.1.2 Shares and Par Value. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 262,815,000 consisting of (i) 150,000,000 shares of common stock having a par value of one cent ($.01) per share (the "Common Stock"), amounting in the aggregate to par value of $1,500,000, (ii) 24,315,000 shares of preferred stock having a par value of one cent ($.01) per share (the "Preferred Stock"), amounting to an aggregate par value of $243,150 of which 2,300,000 shares shall be designated as 10.5% Series A Senior Cumulative Preferred Stock (the "Series A Preferred Stock") and 7,190,800 shares shall be designated as 8.5% Series B Cumulative Participating Convertible Preferred Stock (the "Series B Preferred Stock") and 4,528,302 shares shall be designated as Series C Cumulative Convertible Redeemable Preferred Stock (the "Series C Preferred Stock") and (iii) 88,500,000 shares of excess stock having a par value of one cent ($.01) per share (the "Excess Stock"), amounting in the aggregate to par value of $885,000, of which 76,342,500 shares shall be designated Excess Common Stock (the "Excess Common Stock"), 1,150,000 shares shall be designated Excess Series A Preferred Stock (the "Excess Series A Preferred Stock"), 3,595,400 shares shall be designated Excess Series B Preferred Stock (the "Excess Series B Preferred Stock") and 7,412,100 shares shall be designated Excess Preferred Stock (the "Excess Preferred Stock"). The aggregate par value of all the shares of all classes of stock that the Corporation shall have authority to issue is $2,628,150.

     Section 4.1.3 Declaration of Dividends.

          (a) The Board of Directors of the Corporation may declare dividends only to the extent permitted under the MGCL and, to the extent not inconsistent therewith, these Amended and Restated Articles of Incorporation.

          (b) All dividends shall be declared at the sole discretion of the Board of Directors.

          (c) To the extent declared by the Board of Directors out of funds legally available therefor, dividends payable in respect of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Common Stock will have identical record and payment dates.

     Section 4.1.4 Determination of Funds Legally Available for Distribution. In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of Capital Stock is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Capital Stock whose preferential rights upon dissolution are superior to those receiving the distribution.

     Section 4.1.5 Preemptive Rights. No holder of shares of capital stock of the Corporation shall, as such holder, have any preemptive or other right to purchase or subscribe for any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Common Stock or any other class of Capital Stock of the Corporation which the Corporation may issue or sell.

     Section 4.1.6 Control Shares. Pursuant to Section 3-702(b) of the MGCL, the terms of Subtitle 7 of Title 3 of such law (the "Control Share Statute") shall be inapplicable to any acquisition of a Control Share (as determined in Section 3-701(d) of the MGCL) that is not prohibited by the terms of Articles IV or V of these Amended and Restated Articles of Incorporation.

4.2 Certain Definitions

     Unless the context  otherwise  requires,  the terms defined in this Section
4.2 shall have, for all purposes of these Amended and Restated Articles of Incorporation, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

     Acquire. The term "Acquire" shall mean the acquisition of Beneficial Ownership of shares of Capital Stock by any means including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner, as defined below. The term "Acquisition" shall have the correlative meaning.

     Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

     Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or constructively through the application of
Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, or the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code (except where expressly provided otherwise). The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

     Beneficiary. The term "Beneficiary" shall mean a beneficiary of the Trust as determined pursuant to Sections 4.4.5, 4.6.5 and 4.11.5.

     Call Date. The term "Call Date" shall mean the date specified in the notice to holders required under Section 4.7.3(d) as the Call Date.

     Capital Stock. The term "Capital Stock" shall mean all classes or series of capital stock, including without limitation, Common Stock, Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Excess Stock.

     Change of Control. The terms "Change of Control" shall have the meaning set forth in Section 4.7.4(a).

     Code. The term "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     Common Stock. The term "Common Stock" shall mean the common shares, par value $.01 per share, of the Corporation.

     Common Stock Ownership Limit. The term "Common Stock Ownership Limit" shall mean 9.9% of the aggregate value of the outstanding shares of Common Stock of the Corporation and the outstanding Excess Common Stock of the Corporation.

     Common Units. "Common Units" shall mean Common Units as that term is defined in the Partnership Agreement.

     Constituent Person. "Constituent Person" shall have the meaning set forth in Section 4.7.4(e).

     Constructive Ownership. The term "Constructive Ownership" shall mean ownership by a Person who would be treated as an owner either directly or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

     Conversion. The term "Conversion" shall mean a conversion of shares of Series B Preferred Stock into Common Stock, as provided in Section 4.5.6 hereof.

     Conversion Commencement Date. The term "Conversion Commencement Date" shall mean March 31, 1997.

     Conversion Holder. The term "Conversion Holder" shall mean any Person who is the Beneficial Owner of Common Stock in excess of the Common Stock Ownership Limit by reason of the Conversion of shares of Series B Preferred Stock; provided, however, that such Person shall not be a Conversion Holder at any time that such Person Constructively Owns an interest in any tenant under any lease of real property owned, in whole or in part, directly or indirectly by the Corporation and such ownership interest exceeds, in the case of a tenant that is a corporation, 9.9% of the total voting stock of such tenant or 9.9% of the total number of shares of all classes of stock of such tenant, or, in the case of a tenant that is not a corporation, a 9.9% interest in the assets or net profits of such tenant.

     Conversion Price. The term "Conversion Price" shall have the meaning set forth in Section 4.5.6(a) hereof.

     Corporation Induced Event. The term "Corporation Induced Event" shall mean either (i) the election by one or more holders of Series B Preferred Stock to convert all or a portion of such Series B Preferred Stock into Common Stock, or
(ii) the redemption or purchase by the Corporation of all or a portion of the outstanding Series A Preferred Stock or the outstanding Series B Preferred Stock.

     Current Market Price. "Current Market Price" of publicly traded shares of Common Stock or any other class of shares of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq Stock Market ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors.

     Dividend Period. The term "Dividend Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Series A Dividend Payment Date or Series B Dividend Payment Date, as the case may be, and thereafter each quarterly period from, and including, the Series A Dividend Payment Date or Series B Dividend Payment Date to, but not including, the next Series A Dividend Payment Date or Series B Dividend Payment Date (or earlier date on which dividends are paid), as the case may be.

     Excess Stock. The term "Excess Stock" shall mean the Excess Common Stock, the Excess Preferred Stock, the Excess Series A Preferred Stock and the Excess Series B Preferred Stock.

     Existing Holder. The term "Existing Holder" shall mean any Person who, at the close of business on the date of the closing of the Initial Public Offering, was the Beneficial Owner of Series A Preferred Stock Acquired directly from Friedman, Billings, Ramsey & Co., Inc. (the "Underwriter") in the closing of the Initial Public Offering in excess of the Series A Preferred Stock Ownership Limit so long as, but only so long as, such Person continues to Beneficially Own Series A Preferred Stock in excess of the Series A Preferred Stock Ownership Limit; provided, however, that such Person shall not be an Existing Holder if at any time (i) such Person Constructively Owns an interest in any tenant under any lease of real property owned, in whole or in part, directly or indirectly by the Corporation and such ownership interest exceeds, in the case of a tenant that is a corporation, 9.9% of the total voting stock of such tenant or 9.9% of the total number of shares of all classes of stock of such tenant, or, in the case of a tenant that is not a corporation, a 9.9% interest in the assets or net profits of such tenant or (ii) such Person's Beneficial Ownership causes any "individual" (within the meaning of Section 542(a)(2) of the Code) to Beneficially Own shares of Series A Preferred Stock in excess of the Series A Preferred Stock Ownership Limit.

     Existing Holder Limit. The term "Existing Holder Limit" for an Existing Holder initially shall mean the percentage of outstanding Series A Preferred Stock that is Beneficially Owned by such Existing Holder at the close of business on the date of the closing of the Initial Public Offering provided such Series A Preferred Stock has been Acquired by such Existing Holder directly from Friedman, Billings, Ramsey & Co., Inc. in the closing of the Initial Public Offering. From the date of the closing of the Initial Public Offering and prior to the Restriction Termination Date, each Existing Holder Limit shall be subject to modification pursuant to Section 4.3.13. The secretary of the Corporation shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limits for each Existing Holder.

     Expiration  Time.  "Expiration  Time"  shall have the  meaning set forth in
Section 4.7.4(d)(iv).

     Fair Market Value. "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Common Stock on the five (5) consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Stock trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

     Fully Junior Shares. "Fully Junior Shares" shall mean the Common Stock and any other class or series of shares of capital stock of the Corporation now or hereafter issued and outstanding over which the Series C Preferred Stock have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

     Funds from Operations. "Funds from Operations" shall mean net income (loss) (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring, and distributions in excess of earnings allocated to other Operating Partnership interests or minority interests (as reflected in the financial statements of the Corporation) plus depreciation/amortization of assets unique to the real estate industry, all computed in a manner consistent with the revised definition of Funds From Operations adopted by the National Association of Real Estate Investment Trusts (NAREIT), in its White Paper dated March 1995, as such definitions may be modified from time to time, as determined by the Corporation in good faith.

     Initial Issue Date. The term "Initial Issue Date" shall mean the date that shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, are first issued by the Corporation.

     Initial Public Offering, The term "Initial Public Offering" means the closing on March 15, 1994 of the sale of shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock pursuant to the Predecessor Corporation's first effective registration statement for such Capital Stock filed under the Securities Act of 1933, as amended.

     Junior Shares. "Junior Shares" shall mean the Common Stock and any other class or series of capital stock of the Corporation now or hereafter issued and outstanding over which the Series C Preferred Stock have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

     Liquidation Preference. The term "Liquidation Preference" for a share of Series A Preferred Stock or Series B Preferred Stock shall mean $25.00 per share plus an amount equal to any accrued and unpaid dividends on such share to the date of liquidation.

     Market Price. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding Capital Stock, the average of the Closing Price for such Capital Stock for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such Capital Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the Corporation. "Trading Day" shall mean a day on which the principal national securities exchange on which the applicable Capital Stock is listed or admitted to trading is open for the transaction of business or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     Non-Electing Share. "Non-Electing Share" shall have the meaning set forth in Section 4.7.4(e).

     Operating Partnership. Upon the filing of the Prime/Horizon Articles of Merger, the term "Operating Partnership" shall mean Prime Retail, L.P., a Delaware limited partnership.

     Parity Shares. "Parity Shares" shall have the meaning set forth in Section 4.7.7(b).

     Partnership Agreement. The term "Partnership Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership of Prime Retail, L.P., of which, upon the filing of the Prime/Horizon Articles of Merger, the Corporation is the sole general partner, dated as of June __, 1998, as such agreement may be amended from time to time.

     Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of Capital Stock for a period of 90 days following the purchase by such underwriter of such Capital Stock.

     Preferred Stock. The term "Preferred Stock" shall have the meaning set forth in Section 4.1.2.

     Purchased  Shares.  "Purchase  Shares"  shall have the meaning set forth in
Section 4.7.4(d)(iv).

     Purported Beneficial Holder. The term "Purported Beneficial Holder" shall mean, with respect to any event other than a purported Transfer which results in Excess Stock, the person for whom the applicable Purported Record Holder held the shares of Capital Stock that were, pursuant to Sections 4.3.8, 4.5.9 and 4.10.7, automatically exchanged for Excess Stock upon the occurrence of such event. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

     Purported Beneficial Transferee. The term "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess
Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Capital Stock if such Transfer had not violated the provisions of Sections 4.3.6, 4.5.7 and 4.10.5. The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

     Purported Record Holder. The term "Purported Record Holder" shall mean, with respect to any event other than a purported Transfer which results in Excess Stock, the record holder of the shares of Capital Stock that were, pursuant to Sections 4.3.8, 4.5.9 and 4.10.7 of this Article, automatically exchanged for Excess Stock upon the occurrence of such event. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

     Purported Record Transferee. The term "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the Person who would have been the record holder of the Capital Stock if such Transfer had not violated the provisions of Sections 4.3.6, 4.5.7 and 4.10.5. The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

     Record Date. The term "Record Date" shall mean, for any class or series of Capital Stock, the date designated by the Board of Directors of the Corporation at the time a dividend is declared as the date for determining holders of record entitled to such dividend; provided, however, that such Record Date shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors for the payment of dividends that is not more than thirty (30) days nor less than ten (10) days prior to such Dividend Payment Date.

     REIT. The term "REIT" shall mean a real estate investment trust within the meaning of Section 856 of the Code.

     REIT Termination Event. "REIT Termination Event" shall mean the earliest to occur of:

          (i) the filing of a federal income tax return by the Corporation for any taxable year on which the Corporation does not elect to be taxed as a real estate investment trust;

          (ii) the approval by the stockholders of the Corporation of a proposal for the Corporation to cease to qualify as a real estate investment trust;

          (iii) a determination by the Board of Directors of the Corporation, based on the advice of counsel, that the Corporation has ceased to qualify as a real estate investment trust; or

          (iv) a "determination" within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended, that the Corporation has ceased to qualify as a real estate investment trust.

     Restriction Termination Date. The term "Restriction Termination Date" shall mean the first day after the date of the Initial Public Offering on which the Corporation determines pursuant to Section 5.3 of these Amended and Restated Articles of Incorporation that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership and Transfer of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT. Securities and Security. "Securities" and "Security" shall have the meanings set forth in Section 4.7.4(d)(iii).

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Series A Dividend Payment Date: The term "Series A Dividend Payment Date" shall have the meaning set forth in Section 4.3.1(b) hereof.

     Series A Preferred Stock Ownership Limit. The term "Series A Preferred Stock Ownership Limit" shall mean 10.0 % of the aggregate of the outstanding Series A Preferred Stock of the Corporation and the outstanding Excess Series A Preferred Stock of the Corporation; provided, however, that if at any time any Person Constructively Owns an interest in a tenant under a lease of real property owned, in whole or in part , directly or indirectly by the Corporation and such ownership interest exceeds, in the case of a tenant that is a corporation, 9.9% of the total voting stock of such tenant or 9.9% of the total number of shares of all classes of stock of such tenant, or, in the case of a tenant that is not a corporation, a 9.9% interest in the assets or net profits of such tenant, then the term "Series A Preferred Stock Ownership Limit" shall mean, with respect to any such Person, 9.9% of the aggregate of the outstanding Series A Preferred Stock of the Corporation and the outstanding Excess Series A Preferred Stock of the Corporation.

     Series A Redemption Date. The term "Series A Redemption Date" shall have the meaning set forth in Section 4.3.3(b) hereof.

     Series A Redemption Price. The term "Series A Redemption Price" shall have the meaning set forth in Section 4.3.3(a) hereof.

     Series B Dividend Payment Date: The term "Series B Dividend Payment Date" shall have the meaning set forth in Section 4.4.1(b) hereof.

     Series B Preferred Stock Ownership Limit. The term "Series B Preferred Stock Ownership Limit" shall mean 9.9% of the value of the outstanding Capital Stock of the Corporation.

     Series B Redemption Date. The term "Series B Redemption Date" shall have the meaning set forth in Section 4.5.3(b) hereof.

     Series B Redemption Price. The term "Series B Redemption Price" shall have the meaning set forth in Section 4.5.3(a) hereof.

     Series C Conversion Date. "Series C Conversion Date" shall have the meaning set forth in Section 4.7.4(a).

     Series C Conversion Price. "Series C Conversion Price" shall mean the conversion price per share of Common Stock for which the Series C Preferred Stock are convertible, as such Conversion Price may be adjusted pursuant to
Section 4.7.4. The initial conversion price shall be $13.75 unless the Liquidation Preference is adjusted pursuant to Section 4(a) in which case it will be equal to the Liquidation Preference (equivalent to a conversion rate of one share of Common Stock for each share of Series C Preferred Stock).

     Series C Dividend Payment Date. "Series C Dividend Payment Date" shall mean
(i) for any Dividend Period with respect to which the Corporation pays a dividend on the Common Stock, the date on which such dividend is paid, or (ii) for any Dividend Period with respect to which the Corporation does not pay a dividend on the Common Stock, a date to be set by the Board of Directors, which date shall not be later than the thirtieth calendar day after the end of the applicable Dividend Period.

     Series C Dividend Periods. "Series C Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period with respect to any Series C Preferred Stock (other than the initial Dividend Period, which shall commence on the Initial Issue Date for such Series C Preferred Stock and end on and include the last day of the calendar quarter immediately following such Initial Issue Date, and other than the Dividend Period during which any Series C Preferred Stock shall be redeemed pursuant to Section 4.7.3 or converted pursuant to Section 4.7.4, which shall end on and include the Call Date with respect to the Series C Preferred Stock being redeemed).

     Series C Preferred Stock. "Series C Preferred Stock" shall mean the shares of Series C Cumulative Convertible Redeemable Preferred Stock.

     Series C Preferred Units. "Series C Preferred Units" shall mean the units of the Operating Partnership designated as Series C Preferred Units under the Amended and Restated Agreement of Limited Partnership of the Operating Partnership.

     Set apart for payment. "Set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of capital stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of capital stock ranking on a parity with the Series C Preferred Stock as to the payment of dividends are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series C Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

     Trading Day. "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the securities market in which the securities are traded.

     Transaction. "Transaction" shall have the meaning set forth in Section 4.7.4(e).

     Transfer. The term "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Stock or the right to vote or receive dividends on Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Capital Stock), in each case whether voluntary or involuntary, whether of record or beneficially (including without limitation Transfers of interests in other entities which result in changes in Beneficial Ownership of Capital Stock), and whether by operation of law or otherwise.

     Transfer Agent. "Transfer Agent" shall mean the Corporation, or such other agent or agents of the Corporation as may be designated by the Board of Directors or their designee as the transfer agent, registrar and dividend disbursing agent for the Series C Preferred Stock.

     Trust. The term "Trust" shall mean each of the trusts provided for in Sections 4.4.1, 4.6.1 and 4.10.1.

     Trustee. The term "Trustee" shall mean the Corporation, acting as trustee for any of the Trusts or any successor trustee appointed by the Corporation.

     Units. The term "Units" shall mean units of senior preferred partnership interests, convertible preferred partnership interests, Series C preferred partnership interests and common partnership interests in the Operating Partnership.

     Voting Preferred Shares. "Voting Preferred Shares" shall have the meaning set forth in Section 4.7.6.

     Weighted Average Trading Price. "Weighted Average Trading Price" shall mean, for any Trading Day, the number obtained by dividing (i) the sum of the products, for each sale of Common Stock on such Trading Day, of (a) the sale price per share of Common Stock and (b) the number of shares of Common Stock sold by (ii) the total number of shares of Common Stock sold on such Trading Day.

4.3      SERIES A PREFERRED STOCK

     Section 4.3.1. Dividends.

     (a) Subject to the preferential rights of any series of stock ranking senior as to dividends to the Series A Preferred Stock and to the provisions of
Section 4.4.2 of these Amended and Restated Articles of Incorporation, the record holders of Series A Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors of the Corporation, out of funds legally available for payment of dividends. Such dividends shall be payable by the Corporation in cash at the rate of $2.625 per annum per share.

     (b) Dividends on shares of Series A Preferred Stock shall accrue and be cumulative from the Initial Issue Date. Dividends shall be payable quarterly in arrears when and as declared by the Board of Directors of the Corporation on August 15, November 15, February 15, and May 15 of each year (each, a "Series A Dividend Payment Date"), commencing on August 15, 1994. If any Series A Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Series A Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of dividends payable on Series A Preferred Stock for each full Dividend Period shall be computed by dividing by four (4) the annual dividend rate set forth in Section 4.3.1(a) above. Dividends payable in respect of any Dividend Period which is less or more than a full Dividend Period in length will be computed from the immediately preceding Dividend Payment Date (or the Initial Issue Date in the case of the first Dividend Period) to, but not including, the date on which dividends are paid (or May 15, 1994, in the case of the first Dividend Period) on the basis of a 360-day year consisting of twelve 30-day months. The dividend accruing for the Dividend Period ending May 15, 1994 will be payable on August 15, 1994, together with the dividend accruing for the Dividend Period ending on that date. Dividends shall be paid to the holders of record of the Series A Preferred Stock as their names shall appear on the stock transfer records of the Corporation at the close of business on the Record Date for such dividend. Dividends in respect of any past Dividend Period that is in arrears may be declared and paid at any time to holders of record on the Record Date for such payment. Any dividend payment made on shares of Series A Preferred Stock shall be first credited against the earliest accrued but unpaid dividend due which remains payable. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

     (c) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as, and to the extent that, the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, or any provisions of these Amended and Restated Articles of Incorporation relating to any series of Preferred Stock ranking senior to the Series A Preferred Stock, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     (d) If any shares of Series A Preferred Stock are outstanding, no full dividends shall be declared or paid or set apart for payment on any series of Capital Stock ranking junior to or on a parity with the Series A Preferred Stock as to dividends for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all past Dividend Periods and the then current Dividend Period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of the Series A Preferred Stock and the shares of any series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the shares of the Series A Preferred Stock and any other such series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series A Preferred Stock and such other series of Preferred Stock bear to each other.

     (e) Except as provided in Section 4.3.1(d), unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no dividends (other than dividends payable in Common Stock or other Capital Stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution and winding up) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon any series of Capital Stock ranking junior to or on a parity with the Series A
Preferred Stock as to dividends nor subject to the Corporation's right to purchase Excess Stock as otherwise provided herein, shall shares of any series of Capital Stock ranking junior to or on a parity with the Series A Preferred Stock upon liquidation, dissolution, or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any series of Capital Stock ranking junior to or on a parity with the Series A Preferred
Stock) by the Corporation (except by conversion into or exchange for other Capital Stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution and winding up).

     (f) Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Stock, if not paid on a Series A Dividend Payment Date, will accrue whether or not dividends are declared for such Series A Dividend Payment Date, whether or not the Corporation has earnings and whether or not there are funds legally available for the payment of such dividends. Any dividend payment made on shares of Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such Series A Preferred Stock which remains payable.

     (g) If, for any taxable year, the Corporation elects to designate as "capital gain dividends" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the dividends paid or made available for the year to holders of all classes of stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to holders of the Series A Preferred Stock shall be the Capital Gains Amount multiplied by a fraction, the numerator of which shall be the total dividends (within the meaning of the Code) paid or made available to the holders of the Series A Preferred Stock for the year and the denominator of which shall be the Total Dividends.

     Section 4.3.2  Distribution  Upon  Liquidation,  Dissolution or Winding Up.

     (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any series of Capital Stock ranking senior to the Series A Preferred Stock upon liquidation, dissolution, or winding up, but before any distribution or payment shall be made to the holders of Capital Stock ranking junior to the Series A Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors of the Corporation in the amount of the Liquidation Preference per share. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

     (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or other winding up, the legally available assets of the Corporation are insufficient to pay the amount of the Liquidation Preference per share and the corresponding amounts payable on all shares of Capital Stock ranking on a parity with the Series A Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series A Preferred Stock and all such other Capital Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     (c) Neither the consolidation or merger of the Corporation into or with another corporation or any other entity nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 4.3.2.

     Section 4.3.3 Redemption by the Corporation.

(a) The Series A Preferred Stock may be redeemed, in whole or from time to time in part, at any time on and after March 31, 1999 at the option of the Corporation at the price per share set forth below (the "Series A Redemption Price"):
If the Redemption Date is:                                       Price Per Share


On or after March 31, 1999 but prior to March 31, 2000                   $ 26.75
On or after March 31, 2000 but prior to March 31, 2001                   $ 26.40
On or after March 31, 2001 but prior to March 31, 2002                   $ 26.05
On or after March 31, 2002 but prior to March 31, 2003                   $ 25.70
On or after March 31, 2003 but prior to March 31, 2004                   $ 25.35
On or after March 31, 2004                                               $ 25.00

in each case plus all accrued and unpaid dividends thereon to the Redemption Date, except as may be provided below, without interest.

     (b) Each date fixed for redemption pursuant to Section 4.3.3 (d) below is called a "Series A Redemption Date." If the Series A Redemption Date is after a Record Date and before the related Series A Dividend Payment Date, the dividend payable on such Series A Dividend Payment Date shall be paid to the holder in whose name the Series A Preferred Stock to be redeemed is registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Series A Dividend Payment Date or the Corporation's default in the payment of the dividend due.

     (c) In case of redemption of less than all shares of Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation, to the extent practicable, that will not result in a violation of the Series A Preferred Stock Ownership Limit.

     (d) Notice of any redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Series A Redemption Date. A similar notice will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series A Redemption Date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Series A Redemption Date; (ii) the Series A Redemption Price; (iii) the aggregate number of shares of Series A Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Series A Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on the Series A Redemption Date.

     (e) If notice has been mailed in accordance with Section 4.3.3 (d) above and provided that on or before the Series A Redemption Date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and to continue to be available therefor, then, from and after the Series A Redemption Date, dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Series A Redemption Price) shall cease. Notwithstanding the foregoing, upon the Corporation's default in the payment of the dividend due, the holders of Series A Preferred

Stock at the close of business on any Record Date will be entitled to receive the dividend payable with respect to such Series A Preferred Stock on the corresponding Series A Dividend Payment Date, although such Series A Preferred Stock shall have been redeemed between such Record Date and such corresponding Series A Dividend Payment Date. Upon surrender, in accordance with the redemption notice, of the certificates for any shares of Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Series A Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

     (f) Any deposit of funds with a bank or trust company for the purpose of redeeming Series A Preferred Stock shall be irrevocable except that:

          (i) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

          (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of two (2) years after the applicable Series A Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

     (g) No Series A Preferred Stock may be redeemed except with funds legally available for the payment of the Series A Redemption Price.

     (h) Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no shares of any Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed, provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock; and, unless full cumulative dividends on all outstanding shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, the Corporation shall not purchase or otherwise acquire directly or indirectly, through a subsidiary or otherwise, any shares of Series A Preferred Stock (except by conversion into or exchange for capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution and winding up).

     (i) All  shares of  Series A  Preferred  Stock  redeemed  pursuant  to this
Section 4.3.3 shall be retired and shall be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series, and subject to the applicable limitations set forth herein may thereafter be reissued as shares of any series of Preferred Stock.

         Section 4.3.4   Voting Rights.

     (a) The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section
4.3.4 or as otherwise provided by law. The Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series A Preferred Stock voting separately as a class), (i) authorize, create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up or the Excess Series A Preferred Stock upon liquidation, dissolution or winding up, or reclassify any authorized Capital Stock into any such senior stock or parity stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior stock or parity stock; or (ii) amend, alter or repeal the provisions of these Amended and Restated Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the amount of authorized shares of the Series B Preferred Stock or any other series of Preferred Stock, in each case ranking junior to the Series A Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     (b) If and whenever dividends payable on Series A Preferred Stock shall be in arrears for six (6) or more consecutive quarterly periods, then the holders of Series A Preferred Stock, voting separately as a class (with any such other series as provided in Section 4.3.4(f) below), shall be entitled at the next annual meeting of the stockholders or at any special meeting called as hereafter provided to elect two (2) additional directors. Upon election, such directors shall become additional directors of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by such number of directors.

     (c) Whenever the voting right described under Section 4.3.4(b) shall become exercisable, such right may be exercised initially either at a special meeting of the holders of Series A Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of holders of Series A Preferred Stock. Such right of the holders of Series A Preferred Stock to elect directors may be exercised until all dividends to which the holders of Series A Preferred Stock shall have been entitled for all previous Dividend Periods and the current Dividend Period shall have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment, at which the time the right of the holders of Series A Preferred Stock to elect such number of directors shall cease, the term of such directors previously elected shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future dividend default or defaults and subject to the rights of any other series of Preferred Stock to vote for the election of directors, together with the Series A Preferred Stock, as described in Section 4.3.4(e), that shall not have then expired.

     (d) At any time when the voting right described under Section 4.3.4(b) shall become exercisable in the holders of Series A Preferred Stock, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of holders of record of at least ten percent (10%) of the shares of Series A Preferred Stock, and of any other series of Preferred Stock entitled to vote on such matter as described in Section 4.3.4(f), then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Series A Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty
(30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least ten percent (10%) of the shares of Series A Preferred Stock, and of any other series of Preferred Stock entitled to vote on such matter as described in Section 4.3.4(f), then outstanding, may designate in writing a holder of Series A Preferred Stock or such other preferred stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place of holding annual meetings of the Corporation or, if none, at a place designated by such holder. Any holder of Series A Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 4.3.4(d). Notwithstanding the provisions of this Section 4.3.4(d), however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

     (e) If any director so elected by the holders of Series A Preferred Stock shall cease to serve as a director before such director's term shall expire, the holders of Series A Preferred Stock (and any other series of Preferred Stock, if any, entitled to vote on such matter, as described in Section 4.3.4(f)) then outstanding may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

     (f) If, at any time when the holders of Series A Preferred Stock are entitled to elect directors pursuant to the foregoing provisions of this Section 4.3.4, the holders of any one or more additional series of Preferred Stock are entitled to elect directors by reason of any default or event specified in these Amended and Restated Articles of Incorporation, as in effect at the time, or the articles supplementary for such series, and if the terms for such other additional series so permit, then the voting rights of the two or more series then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Series A Preferred Stock and of all such other series then entitled so to vote, voting as a class, shall elect such directors. If the holders of any such other series have elected such directors prior to the happening of the default or event permitting the holders of Series A Preferred Stock to elect directors, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation as elsewhere required in Section 4.3.4(d) above, then a new election shall be held with all such other series of Preferred Stock and the Series A Preferred Stock voting together as a single class for such directors, resulting in the termination of the term of such previously elected directors upon the election of such new directors. If the holders of any such other series are entitled to elect in excess of two directors, the Series A Preferred Stock shall not participate in the election of more than two such directors, and those directors whose terms first expire shall be deemed to be the directors elected by the holder of Series A Preferred Stock; provided that, if at the expiration of such terms, the holders of Series A Preferred Stock are entitled to vote in the election of directors pursuant to the provisions of this Section 4.3.4, then the Secretary of Corporation shall call a meeting (which meeting may be the annual meeting or special meeting of stockholders referred to in Section 4.3.4(c) above) of holders of Series A Preferred Stock for the purpose of electing replacement directors (in accordance with the provisions of this Section 4.3.4) to be held at or prior to the time of expiration of the expiring terms referred to above.

     (g) The holders of record of shares of Series A Preferred Stock, then outstanding, shall be entitled to vote, together with any other class or series of Capital Stock entitled to vote, then outstanding, on any resolution presented by the Board of Directors pursuant to Section 5.2.

     (h) In any matter in which the Series A Preferred Stock may vote, including any action by written consent, each share of Series A Preferred Stock shall be entitled to one (1) vote (except as expressly provided herein or as may be required by law).

     (i) Except as required by law, the foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series A Preferred Stock shall have been redeemed or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

     Section 4.3.5 Ranking.

     The Series A Preferred Stock shall, with respect to dividend rights and distributions upon liquidation, dissolution, and winding up, rank (i) senior to the Series B Preferred Stock, the Series C Preferred Stock, the Common Stock and shares of all other Capital Stock issued from time to time by the Corporation other than any series of Capital Stock the terms of which specifically provide that the Capital Stock of such series rank senior to or on a parity with to Series A Preferred Stock with respect to dividend rights or distributions upon liquidation, dissolution, or winding up of the Corporation; (ii) on a parity with the shares of all other Capital Stock issued by the Corporation the terms of which specifically provide that the shares rank on a parity with the Series A Preferred Stock with respect to dividends and distributions upon liquidation, dissolution, or winding up of the Corporation

(the issuance of which must have been approved by a vote of at least two-thirds of the outstanding shares of Series A Preferred Stock); and (iii)junior to all Capital Stock issued by the Corporation the terms of which specifically provide that the shares rank senior to the Series A Preferred Stock with respect to dividends and distributions upon liquidation, dissolution, or winding up of the Corporation (the issuance of which must have been approved by a vote of at least two-thirds of the outstanding shares of Series A Preferred Stock). The Series A Preferred Stock ranks on a parity with the Excess Series A Preferred Stock with respect to distributions upon liquidation, dissolution, or winding up.

         Section 4.3.6    Series A Preferred Stock Ownership Limitations.

     (a) Except as provided in Section 4.3.14 , during the period commencing on the date of the closing of the Initial Public Offering and prior to the Restriction Termination Date:

          (i) No Person, other than an Existing Holder, shall Acquire or Beneficially Own any shares of Series A Preferred Stock if, as the result of such Acquisition or Beneficial Ownership, such Person shall Beneficially Own shares of Series A Preferred Stock in excess of the Series A Preferred
     Stock   Ownership   Limit.

          (ii) No Existing Holder shall Acquire or Beneficially Own any shares of Series A Preferred Stock if, as the result of such Acquisition or Beneficial Ownership, such Person shall Beneficially Own shares of Series A Preferred Stock in excess of the Existing Holder Limit for such Existing Holder.

     (b) Except as provided in Section 4.3.14, during the period commencing on the date of the closing of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer of shares of Series A Preferred Stock that, if effective, would result in a violation of any of the restrictions in
Section 4.3.6(a) shall be void ab initio as to the Transfer of that number of shares of Series A Preferred Stock that would cause the violation of the applicable restriction in Section 4.3.6(a) (rounding up to the nearest whole share), and the intended transferee shall acquire no rights in such excess number of shares of Series A Preferred Stock.

     (c) Notwithstanding any other provisions contained herein, from the date of the closing of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer of shares of Series A Preferred Stock or other event that, if effective, would result in (i) the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (ii) the outstanding shares of the Capital Stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution), or
(iii) the Corporation otherwise failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in
Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), shall be void ab initio as to the Transfer of that number of shares of Series A Preferred Stock (rounding up to the nearest whole share) or other event that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, would result in the outstanding shares of the Capital Stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution), or would otherwise result in the Corporation failing to qualify as a REIT, and the intended transferee shall Acquire, or the Beneficial Owner shall retain, as the case may be, no rights in such shares of Series A Preferred Stock.

     Section 4.3.7 Remedies for Breach. If the Board of Directors or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section
4.3.6 or that a Person intends to Acquire or has attempted to Acquire Beneficial Ownership of any shares of Series A Preferred Stock in violation of Section
4.3.6 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it or they deem advisable, subject to Section 5.3 hereof, to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers or, in the case of an event other than a Transfer, Beneficial Ownership in violation of Section 4.3.6 shall be void ab initio and automatically result in the exchange described in Section 4.3.8, irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

     Section 4.3.8 Exchange For Excess Series A Preferred Stock. If, notwithstanding the other provisions contained in this Section 4.3, at any time after the date of the closing of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or other event such that one or more of the restrictions on Beneficial Ownership and Transfer of the Series A Preferred Stock described in Section 4.3.6 would be violated, then, except as otherwise provided in Section 4.3.14, the shares of Series A Preferred Stock being Transferred (or, in the case of an event other than a Transfer, the shares of Series A Preferred Stock Beneficially Owned, which would cause one or more of such restrictions to be violated) (rounded up to the nearest whole share), shall be automatically exchanged for an equal number of shares of Excess Series A Preferred Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of such purported Transfer or other event.

     Section 4.3.9 Notice of Restricted Transfer. Any Person who Acquires or attempts or intends to Acquire shares of Series A Preferred Stock in violation of Section 4.3.6, or any Person who is a transferee in a Transfer or is otherwise affected by an event other than a Transfer that results in the issuance of Excess Series A Preferred Stock pursuant to Section 4.3.8, shall immediately give written notice to the Corporation of such Transfer or other event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted, intended or purported Transfer or other event on the Corporation's status as a REIT.

     Section 4.3.10 Owners Required To Provide Information. From the date of the closing of the Initial Public Offering and prior to the Restriction Termination
Date:

          (a) each Person who is an Existing Holder shall, within thirty (30) days of the Initial Issue Date, give written notice to the Corporation stating the name and address of such Existing Holder, the number of shares of Series A Preferred Stock and other shares of the Capital Stock of the Corporation Beneficially Owned by such Existing Holder at the close of business on the Initial Issue Date and Acquired by such Existing Holder directly from Friedman, Billings, Ramsey & Co., Inc. in the closing of the Initial Public Offering, and a description of the manner in which such shares are currently held as well as a description of the nature of the Beneficial Ownership of such shares;

          (b) every Beneficial Owner of more than 5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Series A Preferred Stock of the Corporation shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares of Series A Preferred Stock and other shares of the Capital Stock of the Corporation, Beneficially Owned, and a description of the manner in which such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Series A Preferred Stock Ownership Limit; and

          (c) each Person who is a Beneficial Owner of Series A Preferred Stock and each Person (including the stockholder of record) who is holding Series A Preferred Stock for a Beneficial Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

          Section 4.3.11 Remedies Not Limited. Subject to Section 5.2, nothing contained in this Section 4.3 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

          Section 4.3.12 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 4.3 or any definition contained in Section 4.2, the Board of Directors shall have the power to determine the application of the provisions of this Section 4.3 with respect to any situation based on the facts known to it.

          Section 4.3.13 Modification of Existing Holder Limits. The Existing Holder Limit for an Existing Holder shall be reduced at any time that (i) such Existing Holder Transfers shares of Series A Preferred Stock, (ii) the Corporation issues additional shares of Series A Preferred Stock or (iii) any other event occurs which terminates such Existing Holder's Beneficial Ownership in shares of Series A Preferred Stock, in each case by reducing the percentages calculated pursuant to the definition of Existing Holder Limit to the percentages in effect immediately after such Transfer or issuance or other event. Each Existing Holder shall give the Corporation written notice of any Transfer of shares within 10 business days thereafter. Notwithstanding the foregoing, no Existing Holder Limit shall be reduced to a percentage which is less than the Series A Preferred Stock Ownership Limit.

         Section 4.3.14   Exceptions.

          (a) Subject to Section 4.3.6(c), the Board of Directors, in its sole discretion, may exempt a Person from the Series A Preferred Stock Ownership Limit or the Existing Holder Limit, as the case may be, (A) if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no such individual's Beneficial Ownership of such shares of Series A Preferred Stock will violate the Series A Preferred Stock Ownership Limit or otherwise violate
     Section 4.3.6(c), (B) if such Person does not and represents that it will not own, directly or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact, and (C) if such Person agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in Sections
     4.3.6 through 4.3.13 of this Article IV) or attempted violation will result in such shares of Series A Preferred Stock being exchanged for Excess Series A Preferred Stock in accordance with Section 4.3.8.

          (b) Prior to granting any exception pursuant to Section 4.3.14(a), the Board of Directors shall require a ruling from the Internal Revenue
     Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in it sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

          Section 4.3.15 Legend. Each certificate for Series A Preferred Stock shall bear the following legend:

          "The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Amended and Restated Articles of Incorporation, no Person may (i) Beneficially Own shares of the Corporation's Series A Preferred Stock in excess of 10.0% of the outstanding Series A Preferred Stock of the Corporation; or (ii) Beneficially Own Series A Preferred Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code. Any Person who Beneficially Owns or attempts to Beneficially Own shares of Series A Preferred Stock which causes or will cause a Person to Beneficially Own shares of Series A Preferred Stock in excess of the above limitations must immediately notify the Corporation. Any Transfer of shares of Series A Preferred Stock in violation of the limitations set forth in the Corporation's Amended and Restated Articles of Incorporation shall be void ab initio. If the restrictions on Transfer are violated, the shares of Series A Preferred Stock represented hereby will be automatically exchanged for shares of Excess Series A Preferred Stock which will be held in trust by the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each holder of Series A Preferred Stock who so requests."

4.4 EXCESS SERIES A PREFERRED STOCK

     Section 4.4.1 Ownership in Trust. Upon any purported Transfer or other event that results in an exchange of Series A Preferred Stock for Excess Series A Preferred Stock pursuant to Section 4.3.8, such Excess Series A Preferred Stock shall be deemed to have been Transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of the Beneficiary or Beneficiaries to whom an interest in such Trust may later be transferred pursuant to Section 4.4.5. Shares of Excess Series A Preferred Stock so held in trust shall be issued and outstanding stock of the Corporation but shall not be considered issued and outstanding for purposes of any stockholder vote. The Purported Record Transferee or, in the case of Excess Series A Preferred Stock resulting from an event other than a Transfer, the Purported Record Holder, shall have no rights in such Excess Series A Preferred Stock except the right to designate a transferee of such Excess Series A Preferred Stock upon the terms specified in
Section 4.4.5. The Purported Beneficial Transferee or, in the case of Excess Series A Preferred Stock resulting from an event other than a Transfer, the Purported Beneficial Holder, shall have no rights in such Excess Series A
Preferred Stock except as provided in Section 4.4.5. Section IV.4.2 Dividend Rights. Excess Series A Preferred Stock shall not be entitled to any dividends or periodic distributions. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Series A Preferred Stock have been exchanged for Excess Series A Preferred Stock shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Series A Preferred Stock.

          Section 4.4.3 Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the Corporation, as holder of shares of Excess Series A Preferred Stock in trust, shall be entitled to receive that portion of the assets of the Corporation which a holder of the Series A Preferred Stock that was exchanged for such Excess Series A Preferred Stock would have been entitled to receive had the Series A Preferred Stock remained outstanding. The Corporation, as holder of the Excess Series A Preferred Stock in trust, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when and if determined in accordance with Section 4.4.5, any such assets received in respect of the Excess Series A Preferred Stock in any liquidation, dissolution or winding up of, or any distribution of the assets, of the Corporation.

          Section 4.4.4 Voting Rights. The holders of shares of Excess Series A Preferred Stock shall not be entitled to vote on any matters (except as required by the MGCL).

          Section 4.4.5 Restrictions On Transfer; Designation of Beneficiary.

          (a) Excess Series A Preferred Stock shall not be transferrable. A Purported Record Transferee or, in the case of Excess Series A Preferred Stock resulting from an event other than a Transfer, a Purported Record Holder, may freely designate a Beneficiary of its interest in the Trust (representing the number of shares of Excess Series A Preferred Stock held by the Trust attributable to the purported Transfer or other event that resulted in the issuance of such Excess Series A Preferred Stock), if (i) the shares of Excess Series A Preferred Stock held in the Trust would not be Excess Series A Preferred Stock in the hands of such

Beneficiary and (ii) the Purported Beneficial Transferee or, in the case of Excess Series A Preferred Stock resulting from an event other than a Transfer, the Purported Beneficial Holder, does not receive consideration for the designation of such Beneficiary that reflects a price per share for such Excess Series A Preferred Stock that exceeds the "Series A Preferred Stock Limitation Price". The Series A Preferred Stock Limitation Price is the lesser of (A) in the case of Excess Series A Preferred Stock resulting from a Transfer for value, the price per share that the Purported Beneficial Transferee paid for the Series A Preferred Stock in the purported Transfer that resulted in the issuance of the Excess Series A Preferred Stock, or, in the case of Excess Series A Preferred Stock resulting from (I) a Transfer other than for value (such as a gift, devise or similar Transfer) or (II) an event other than a Transfer, a price per share equal to the Market Price of the Series A Preferred Stock that was exchanged for such Excess Series A Preferred Stock on the date of the purported Transfer or other event that resulted in the issuance of the Excess Series A Preferred Stock or (B) a price per share equal to the Market Price of the Excess Series A Preferred Stock on the date of the designation of the Beneficiary of the interest in the Trust. Prior to any transfer of any interest in the Trust, the Purported Record Transferee or Purported Record Holder, as the case may be, must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under Section 4.4.6. Upon any transfer of an interest in the Trust, the corresponding shares of Excess Series A Preferred Stock in the Trust shall be automatically exchanged for an equal number of shares of Series A Preferred Stock and such shares of Series A Preferred Stock shall be transferred of record to the Beneficiary of the interest in the Trust designated by the Purported Record Transferee or Purported Record Holder as described above if such Series A Preferred Stock would not be Excess Series A Preferred Stock in the hands of such Beneficiary.

     (b) Notwithstanding the foregoing, if a Purported Beneficial Transferee or Purported Beneficial Holder receives consideration for the designation by the Purported Record Transferee or Purported Record Holder of a Beneficiary of an interest in the Trust that exceeds the Series A Preferred Stock Limitation Price, such Purported Beneficial Transferee or Purported Beneficial Holder shall pay, or cause the Beneficiary of the interest in the Trust to pay, to the Corporation the amount by which such consideration exceeds the Series A Preferred Stock Limitation Price.

     Section  4.4.6  Purchase  Right  in  Excess  Series  A  Preferred   Stock.
Notwithstanding Section 4.4.5, shares of Excess Series A Preferred Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the Series A Preferred Stock Limitation Price (determined by substituting "the date on which the Corporation, or its designee, accepts the offer to sell" for "the date of the designation of the Beneficiary of the interest in the Trust" in clause (B) of the definition of the Series A Preferred Stock Limitation Price in Section 4.4.5(a)). The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer or other event which resulted in the issuance of such Excess Series A Preferred Stock and (ii) if the Corporation does not receive actual notice of a Transfer or other event pursuant to Section 4.3.9, the date the Board of Directors determines in good faith that such a Transfer or other event resulting in the issuance of Excess Series A Preferred Stock has occurred.

     Section 4.4.7 Ranking. The Excess Series A Preferred Stock shall rank, with respect to distributions upon liquidation, dissolution, or winding up, (i) senior to the Series B Preferred Stock, the Excess Series B Preferred Stock, the Series C Preferred

Stock, the Common Stock, the Excess Common Stock and shares of all other Capital Stock issued from time to time by the Corporation, other than any series of Capital Stock the terms of which specifically provide that the Capital Stock of such series rank senior to or on a parity with the Excess Series A Preferred Stock with respect to distributions upon liquidation, dissolution, or winding up of the Corporation (the issuance of which must have been approved by a vote of at least two-thirds of the outstanding shares of Series A Preferred Stock); (ii) on a parity with the Series A Preferred Stock and all Capital Stock issued by the Corporation the terms of which specifically provide that the Capital Stock of such series rank on a parity with the Excess Series A Preferred Stock with respect to distributions upon liquidation, dissolution, or winding up of the Corporation (the issuance of which must have been approved by a vote of at least two-thirds of the outstanding shares of Series A Preferred Stock); and (iii) junior to all Capital Stock issued by the Corporation the terms of which specifically provide that the Capital Stock of such series rank senior to the Excess Series A Preferred Stock with respect to distributions upon liquidation, dissolution, or winding up of the Corporation (the issuance of which must have been approved by a vote of at least two-thirds of the outstanding shares of Series A Preferred Stock).

     Section 4.4.8. Corporation Induced Events: Redemption of Series A Preferred Stock in Certain Circumstances. Notwithstanding anything to the contrary in
Section 4.3.3, prior to the Restriction Termination Date, if a purported Transfer, change in the capital structure of the Corporation or other event would result in a violation of one or more of the restrictions in Section 4.3.6 and such violation would not occur but for the occurrence of one or more Corporation Induced Events then, immediately prior to the occurrence of such Transfer, change in the capital structure of the Corporation or other event, an amount of Series A Preferred Stock (rounded up to the nearest one-tenth of a share) shall be automatically redeemed by the Corporation from the actual owner of Series A Preferred Stock which is Beneficially Owned by any Person who (but for this Section 4.4.8) would Beneficially Own Series A Preferred Stock in violation of one or more of the restrictions in Section 4.3.6 after the occurrence of the Transfer, change in the capital structure of the Corporation or other event. The redemption price of each share of Series A Preferred Stock automatically redeemed pursuant to this Section 4.4.8 shall be (i) the price per share paid for the Series A Preferred Stock in the purported Transfer that resulted in the redemption, or (ii) if the Transfer or other event that resulted in the redemption were not a transaction in which the full value was paid for such Series A Preferred Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the redemption. In either case, dividends which were accrued but unpaid with respect to the redeemed shares as of the date of the purported Transfer or other event that resulted in the redemption shall be paid. Any dividend or other distribution paid prior to the discovery of the Corporation that shares of Series A Preferred Stock have been automatically redeemed by the Corporation shall be repaid to the Corporation upon demand.

     4.5 SERIES B PREFERRED STOCK

         Section 4.5.1    Dividends.

     (a) Subject to the preferential rights of the Series A Preferred Stock and any other series of stock ranking senior as to dividends to the Series B Preferred Stock and to Section 4.6.2, the record holders of Series B Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors of the Corporation, out of funds legally available for payment of dividends. Such dividends shall be payable by the Corporation in cash at the greater of (i) the rate of $2.125 per annum per share or (ii)the dividends (determined on each of the quarterly Series B Dividend Payment Dates referred to below) payable on the number of shares of Common Stock (or fraction thereof), into which a share of Series B Preferred Stock will be convertible on or after the Conversion Commencement Date. The amount referred to in clause(ii) above will equal the number of shares of Common Stock, or fraction thereof, into which a share of Series B Preferred Stock will be convertible on or after the Conversion Commencement Date, multiplied by the most recent quarterly distribution declared or paid in respect of a share of Common Stock on or before the applicable Series B Dividend Payment Date.

     (b) Dividends on shares of Series B Preferred Stock shall accrue and be cumulative from the Initial Issue Date. Dividends shall be payable quarterly in arrears when and as declared by the Board of Directors of the Corporation on August 15, November 15, February 15, and May 15 of each year (each, a "Series B Dividend Payment Date"), commencing on August 15, 1994. If any Series B Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Series B Dividend Payment Date shall be paid on the next succeeding Business Day. The amount of dividends payable on Series B Preferred Stock for each full Dividend Period shall be computed by dividing by four (4) the annual dividend rate set forth in Section 4.4.1(a) above. Dividends payable in respect of any Dividend Period which is less than a full Dividend Period in length will be computed from the immediately preceding Dividend Payment Date (or the Initial Issue Date in the case of the first Dividend Period) to, but not including, the date on which dividends are paid (or May 15, 1994, in the case of the first Dividend Period) on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be paid to the holders of record of the Series B Preferred Stock as their names shall appear on the stock transfer records of the Corporation at the close of business on the Record Date for such dividend. The dividend accruing for the Dividend Period ending May 15, 1994 will be payable on August 15, 1994, together with the dividend accruing for the Dividend Period ending on that date. Dividends in respect of any past
Dividend Period that is in arrears may be declared and paid at any time to holders of record on the Record Date for such payment. Any dividend payment made on shares of Series B Preferred Stock shall be first credited against the earliest accrued but unpaid dividend due which remains payable. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

     (c) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series B Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as, and to the extent that, the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, or any provisions of these Amended and Restated Articles of Incorporation relating to any series of Preferred Stock ranking senior to the Series B Preferred Stock (including the Series A Preferred Stock), prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     (d) If any shares of Series B Preferred Stock are outstanding, no full dividends shall be declared or paid or set apart for payment on any series of Capital Stock ranking junior to or on a parity with the Series B Preferred Stock as to dividends for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all past Dividend Periods and the then current Dividend Period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of the Series B Preferred Stock and the shares of any series of Preferred Stock ranking on a parity as to dividends with the Series B Preferred Stock, all dividends declared upon the shares of the Series B Preferred Stock and any other such series of Preferred Stock ranking on a parity as to dividends with the Series B Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series B Preferred Stock and such other series of Preferred Stock bear to each other.

     (e) Except as provided in Section 4.4.1(d), unless full cumulative dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no dividends (other than dividends payable in Common Stock or other Capital Stock ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution and winding up) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon any series of Capital Stock ranking junior to or on a parity with the Series B
Preferred Stock as to dividends nor, subject to the Corporation's right to purchase Excess Stock as otherwise provided herein, shall shares of any series of Capital Stock ranking junior to or on a parity with the Series B Preferred Stock upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any series of Capital Stock ranking junior to or on a parity with the Series B Preferred
Stock) by the Corporation (except by conversion into or exchange for other Capital Stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution and winding up).

     (f) Notwithstanding anything contained herein to the contrary, dividends on the Series B Preferred Stock, if not paid on a Series B Dividend Payment Date, will accrue whether or not dividends are declared for such Series B Dividend Payment Date, whether or not the Corporation has earnings and whether or not there are funds legally available for the payment of such dividends. Any dividend payment made on shares of Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such Series B Preferred Stock which remains payable.

     (g) If, for any taxable year, the Corporation elects to designate as "capital gain dividends" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the dividends paid or made available for the year to holders of all classes of stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to holders of the Series B Preferred Stock shall be the Capital Gains Amount multiplied by a fraction, the numerator of which shall be the total dividends (within the meaning of the Code) paid or made available to the holders of the Series B Preferred Stock for the year and the denominator of which shall be the Total Dividends.

     Section 4.5.2 Distribution Upon Liquidation, Dissolution or Winding Up.

     (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any series of Capital Stock ranking senior to the Series B Preferred Stock upon liquidation, dissolution or winding up (including the Series A Preferred Stock), but before any distribution or payment shall be made to the holders of Capital Stock ranking junior to the Series B Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up of the Corporation, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors of the Corporation in the amount of the Liquidation Preference per share. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

     (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or other winding up, the legally available assets of the Corporation are insufficient to pay the amount of the Liquidation Preference per share and the corresponding amounts payable on all shares of Capital Stock ranking on a parity with the Series B Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of the Series B Preferred Stock and all such other Capital Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     (c) Neither the consolidation or merger of the Corporation into or with another corporation or any other entity nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 4.5.2.

     Section 4.5.3 Redemption by the Corporation.

     (a) The Series B Preferred Stock may be redeemed, in whole or from time to time in part, at any time on and after March 31, 1999 at the option of the Corporation at the price per share set forth below (the "Series B Redemption Price"):

If the Redemption Date is:                                       Price Per Share

On or after March 31, 1999 but prior to March 31, 2000                  $ 27.125
On or after March 31, 2000 but prior to March 31, 2001                  $ 26.70
On or after March 31, 2001 but prior to March 31, 2002                  $ 26.275
On or after March 31, 2002 but prior to March 31, 2003                  $ 25.85
On or after March 31, 2003 but prior to March 31, 2004                  $ 25.425

On or after March 31, 2004                                               $ 25.00

in each case plus all accrued and unpaid dividends thereon to the Redemption Date, except as may be provided below, without interest.

     (b) Each date fixed for redemption pursuant to Section 4.5.3(d) below is called a "Series B Redemption Date." If the Series B Redemption Date is after a Record Date and before the related Series B Dividend Payment Date, the dividend payable on such Series B Dividend Payment Date shall be paid to the holder in whose name the Series B Preferred Stock to be redeemed is registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Series B Dividend Payment Date or the Corporation's default in the payment of the dividend due.

     (c) In case of redemption of less than all shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata from the holders of record of such shares in proportion to the number of shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation, to the extent practicable, that will not result in a violation of the Series B Preferred Stock Ownership Limit.

     (d) Notice of any redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Series B Redemption Date. A similar notice will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the Series B Redemption Date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the Series B Redemption Date; (ii) the Series B Redemption Price; (iii) the aggregate number of shares of Series B Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed, the number of such shares to be redeemed; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Series B Redemption Price; (v) that dividends on the shares to be redeemed will cease to accrue on the Series B Redemption Date; and (vi) that any conversion rights with respect to such shares shall terminate at the close of business on the third business day immediately preceding the Series B Redemption Date.

     (e) If notice has been mailed in accordance with Section 4.5.3 (d) above and provided that on or before the Series B Redemption Date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and to continue to be available therefor, then, from and after the Series B Redemption Date, dividends on the shares of the Series B Preferred Stock so called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series B Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Series B Redemption Price) shall cease. Notwithstanding the foregoing, upon the Corporation's default in the payment of the dividend due, the holders of Series B Preferred Stock at the close of business on any Record Date will be entitled to receive the dividend payable with respect to such Series B Preferred Stock on the corresponding Series B Dividend Payment Date, although such Series B Preferred Stock shall have been redeemed between such Record Date and such corresponding Series B Dividend Payment Date. Upon surrender, in accordance with the redemption notice, of the certificates for any shares of Series B Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Series B Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

     (f) Any deposit of funds with a bank or trust company for the purpose of redeeming Series B Preferred Stock shall be irrevocable except that:

          (i) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

          (ii) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Series B Preferred Stock entitled thereto at the expiration of two (2) years after the applicable Series B Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

     (g) No Series B Preferred Stock may be redeemed except with funds legally available for the payment of the Series B Redemption Price.

     (h) Unless full cumulative dividends on all shares of Series B Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no shares of any Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock; and, unless full cumulative dividends on all outstanding shares of Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, the Corporation shall not purchase or otherwise acquire directly or indirectly, through a subsidiary or otherwise, any shares of Series B Preferred Stock (except by conversion into or exchange for capital stock of the Corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution and winding up).

     (i) All  shares of  Series B  Preferred  Stock  redeemed  pursuant  to this
Section 4.5.3 shall be retired and shall be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series, and subject to the applicable limitations set forth herein may thereafter be reissued as shares of any series of Preferred Stock.

         Section 4.5.4    Voting Rights.

     (a) The holders of record of shares of Series B Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section
4.5.4 or as otherwise provided by law. The Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series B Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series B Preferred Stock voting separately as a class), (i) authorize, create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up or the Excess Series B Preferred Stock as to the distribution terms upon liquidation, dissolution or winding up, or reclassify any authorized capital stock into any such senior stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Capital Stock; or (ii) amend, alter or repeal the provisions of these Amended and Restated Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the amount of authorized shares of the Series B Preferred Stock or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Series B Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     (b) If and whenever dividends payable on Series B Preferred Stock shall be in arrears for six (6) or more consecutive quarterly periods, then the holders of Series B Preferred Stock, voting separately as a class (with any such other series as provided in Section 4.5.4(f) below), shall be entitled at the next annual meeting of the stockholders or at any special meeting called as hereinafter provided to elect two (2) additional directors. Upon election, such directors shall become additional directors of the Corporation and the authorized number of directors of the Corporation shall thereupon be automatically increased by such number of directors.

     (c) Whenever the voting right described under Section 4.5.4(b) shall become exercisable, such right may be exercised initially either at a special meeting of the holders of Series B Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of holders of Series B Preferred Stock. Such right of the holders of Series B Preferred Stock to elect directors may be exercised until all dividends to which the holders of Series B Preferred Stock shall have been entitled for all previous Dividend Periods and the current Dividend Period shall have been paid in full or declared and a sum of money sufficient for the payment thereof set aside for payment, at which the time the right of the holders of Series B Preferred Stock to elect such number of directors shall cease, the term of such directors previously elected shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future dividend default or defaults and subject to the rights of any other series of preferred stock to vote for the election of directors, together with the Series B Preferred Stock, as described in Section 4.5.4(f), that shall not have then expired.

     (d) At any time when the voting right described under Section 4.5.4(b) shall become exercisable in the holders of Series B Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of holders of record of at least ten percent (10%) of the shares of Series B Preferred Stock, and of any other series of Preferred Stock entitled to vote on such matter as described in Section 4.5.4(f), then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Series B Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within thirty (30) days after the personal service of such written request upon the Secretary of the Corporation, or within thirty
(30) days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least ten percent (10%) of the shares of Series B Preferred Stock, and of other preferred stock entitled to vote on such matter as described in Section 4.5.4(f), then outstanding may designate in writing a holder of Series B Preferred Stock or such other Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place of holding annual meetings of the Corporation or, if none, at a place designated by such holder. Any holder of Series B Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 4.5.4(d). Notwithstanding the provisions of this Section 4.5.4(d), however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

     (e) If any director so elected by the holders of Series B Preferred Stock shall cease to serve as a director before such director's term shall expire, the holders of Series B Preferred Stock (and any other series of Preferred Stock, if any, entitled to vote on such matter, as described in Section 4.5.4(f)) then outstanding may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

     (f) If, at any time when the holders of Series B Preferred Stock are entitled to elect directors pursuant to the foregoing provisions of this Section 4.5.4, the holders of any one or more additional series of Preferred Stock are entitled to elect directors by reason of any default or event specified in these Amended and Restated Articles of Incorporation, as in effect at the time, or the articles supplementary for such series, and if the terms for such other additional series so permit, then the voting rights of the two or more series then entitled to vote shall be combined (with each series having a number of votes proportional to the aggregate liquidation preference of its outstanding shares). In such case, the holders of Series B Preferred Stock and of all such other series then entitled so to vote, voting as a class, shall elect such directors. If the holders of any such other series have elected such directors prior to the happening of the default or event permitting the holders of Series B Preferred Stock to elect directors, or prior to a written request for the holding of a special meeting being received by the Secretary of the Corporation as elsewhere required in Section 4.5.4(d) above, then a new election shall be held with all such other series of Preferred Stock and the Series B Preferred Stock voting together as a single class for such directors, resulting in the termination of the term of such previously elected directors upon the election of such new directors. If the holders of any such other series are entitled to elect in excess of two directors, the Series B Preferred Stock shall not participate in the election of more than two such directors, and those directors whose terms first expire shall be deemed to be the directors elected by the holder of Series B Preferred Stock; provided that, if at the expiration of such terms, the holders of Series B Preferred Stock are entitled to vote in the election of directors pursuant to the provisions of this Section 4.5.4, then the Secretary of Corporation shall call a meeting (which meeting may be the annual meeting or special meeting of stockholders referred to in Section 4.5.4(c) above) of holders of Series B Preferred Stock for the purpose of electing replacement directors (in accordance with the provisions of this Section 4.5.4) to be held at or prior to the time of expiration of the expiring terms referred to above.

     (g) The holders of record of shares of Series B Preferred Stock, then outstanding, shall be entitled to vote, together with any other class or series of Capital Stock entitled to vote, then outstanding, on any resolution presented by the Board of Directors pursuant to Section 5.2.

     (h) Subject to Sections 4.5.4(a) and 4.6.4, in any matter in which the Series B Preferred Stock may vote, including any action by written consent, each share of Series B Preferred Stock shall be entitled to one (1) vote (except as expressly provided herein or as may be required by law).

     (i) Except as required by law, the foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series B Preferred Stock shall have been redeemed or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

     Section 4.5.5 Ranking.

     The Series B Preferred Stock shall, with respect to dividend rights and distributions upon liquidation, dissolution, and winding up, rank (i)senior to the Common Stock, the Excess Common Stock and shares of all other Capital Stock issued from time to time by the Corporation the terms of which specifically provide that the Capital Stock of such series rank junior to such Series B Preferred Stock with respect to dividend rights or distributions upon liquidation, dissolution, or winding up of the Corporation, (ii)on a parity with the shares of all other Capital Stock issued by the Corporation the terms of which specifically provide that the shares rank on a parity with the Series B Preferred Stock with respect to dividends and distributions upon liquidation, dissolution, or winding up of the Corporation or make no specific provision as to their ranking; and
(iii) junior to the Series A Preferred Stock, the Excess Series A Preferred Stock (as to distribution upon liquidation, dissolution or winding up) and all other Capital Stock issued by the Corporation the terms of which specifically provide that the shares rank senior to the Series B Preferred Stock with respect to dividends and distributions upon liquidation, dissolution or winding up of the Corporation (the issuance of which must have been approved by a vote of at least two-thirds of the outstanding shares of Series B Preferred Stock). The Series B Preferred Stock ranks on a parity with the Excess Series B Preferred Stock with respect to distributions upon liquidation, dissolution, or winding up.

     Section 4.5.6 Conversion Rights.

     Subject to any other provisions of this Article IV and Article V hereof, the holders of shares of Series B Preferred Stock shall have the right, at their option, to convert such shares into shares of Common Stock on the following terms and conditions:

     (a) Shares of Series B Preferred Stock shall be convertible at any time and from time to time on or after the Conversion Commencement Date into fully paid and nonassessable shares of Common Stock at a conversion price of $20.90 per share of Common Stock (as such price may be adjusted from time to time, the "Conversion Price"). For purposes of this Section 4.5.6, references to shares of Series B Preferred Stock shall apply equally to fractional shares thereof. The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. For purposes of such conversion, each share of Series B Preferred Stock will be valued at $25.00 plus an amount equal to any accrued and unpaid dividends on such share to the date of conversion. No payment or adjustment shall be made on account of any accrued and unpaid dividends on shares of Series B Preferred Stock surrendered for conversion prior to the Record Date for the determination of stockholders entitled to such dividends or on account of any dividends on the shares of Common Stock issued upon such conversion subsequent to the Record Date for the determination of stockholders entitled to such dividends. If any shares of Series B Preferred Stock shall be called for redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the third business day immediately preceding the date fixed for redemption unless default is made in the payment of the Series B Redemption Price. In the event of default in the payment of the Series B Redemption Price, the right to convert the shares designated for redemption shall terminate at the close of business on the business day immediately preceding the date that such default is cured.

     (b) In order to convert shares of Series B Preferred Stock into Common Stock, the holder thereof shall, on or after the Conversion Commencement Date, surrender the certificates therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation, at the office of the transfer agent for the

Series B Preferred Stock or at such other office as may be designated by the Corporation, together with written notice that such holder irrevocably elects to convert such shares. Such notice shall also state the name and address in which such holder wishes the certificate for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable after receipt of the certificates representing the shares of Series B Preferred Stock to be converted and the notice of election to convert the same, the Corporation shall issue and deliver at said office a certificate for the number of whole shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock surrendered for conversion, together with a cash payment in lieu of any fraction of a share, as hereinafter provided, to the person entitled to receive the same. If more than one stock certificate for Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares represented by all the certificates so surrendered. Shares of Series B Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date such shares are surrendered for conversion and notice of election to convert the same is received by the Corporation in accordance with the foregoing provision, and the person entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as the record holder of such Common Stock as of such date.

     (c) In the case of any share of Series B Preferred Stock which is converted after any Record Date with respect to the payment of a dividend on the Series B Preferred Stock and on or prior to the corresponding Series B Dividend Payment Date, the dividend due on such Series B Dividend Payment Date shall be payable on such Series B Dividend Payment Date to the holder of record of such shares on such preceding Record Date notwithstanding such conversion. Shares of Series B Preferred Stock surrendered for conversion during the period from the close of business on any Record Date with respect to the payment of a dividend on the Series B Preferred Stock next preceding any Series B Dividend Payment Date to the opening of business on such Series B Dividend Payment Date shall (except in the case of shares of Series B Preferred Stock which have been called for redemption on a Series B Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Series B Dividend Payment Date on the shares of Series B Preferred Stock being surrendered for conversion. The dividend with respect to a share of Series B Preferred Stock called for redemption on a Series B Redemption Date during the period from the close of business on any Record Date with respect to the payment of a dividend on the Series B Preferred Stock next preceding any dividend payment to the opening of business on such Series B Dividend Payment Date shall be payable on such Series B Dividend Payment Date to the holder of record of such share on such Record Date, notwithstanding the conversion of such share of Series B Preferred Stock after such Record Date and prior to such Series B Dividend Payment Date, and the holder converting such share of Series B Preferred Stock called for redemption need not include a payment of such dividend amount upon surrender of such share of Series B Preferred Stock for conversion.

     (d) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock is surrendered at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If the conversion of any shares of Series B Preferred Stock results in a fractional share of Common Stock, the

Corporation shall pay cash in lieu thereof in an amount equal to such fraction multiplied by the closing price of the Common Stock, determined as provided in
Section 4.5.6(e)(vi) below, on the date on which the shares of Series B Preferred Stock are duly surrendered for conversion, or if such date is not a trading date, on the next succeeding trading date.

     (e) The Conversion Price shall be adjusted from time to time as follows:

          (i) In case the Corporation shall pay or make a dividend or other distribution on shares of Common Stock in Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect to scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

          (ii) In case the Corporation shall issue additional rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share (determined as provided in Section 4.5.6(e)(vi) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price (determined as provided in Section 4.5.6(e)(vi) below) and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this Section 4.5.6(e)(ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Corporation during the period so held.

          (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidence of its indebtedness or assets (including securities, but excluding (1) any rights or warrants referred to in Section 4.5.6(e)(ii) above, (2) any dividend described in
     Section 4.5.6(e)(ix) below, and (3) any dividend or distribution referred to in Section 4.5.6(e)(i) above), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distributions by a fraction of which the numerator shall be the current market price per share (determined as provided in Section 4.5.6(e)(vi) below) of the Common Stock on the date fixed for such determination less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the transfer agent for the Series B Preferred Stock) of the portion of the evidences of the indebtedness or assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

          (v) For the purposes of this Section 4.5.6, the reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which
     Section 4.5.6(g) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of Section 4.5.6(e)(iv) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision became effective" and "the day upon which such subdivision or combination becomes effective," as the case may be) within the meaning of Section 4.5.6(e)(iii) above.

          (vi) For the purpose of any computation under Section 4.5.6(e)(ii) and
     (iv) above, the "current market price per share" of Common Stock on any day shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question. The closing price for each day shall be the reported last sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asking prices, in either case on the New York Stock Exchange, or, if the Common Stock is not quoted on such exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not quoted on any national securities exchange, the average of the closing bid and asked prices in the NASDAQ Stock Market, or in the over-the-counter market as furnished by a New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

          (vii) Notwithstanding the foregoing, no adjustment in the Conversion Price for the Series B Preferred Stock shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustment which by reason of this
     Section 4.5.6(e)(vii) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4.5.6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (viii) In the event of a distribution of evidences of indebtedness or other assets (as described in Section 4.5.6(e)(iv)) or a dividend to all holders of Common Stock of rights to subscribe for additional shares of the Corporation's Capital Stock (other than those referred to in Section 4.5.6(e)(ii) above), the Corporation may, instead of making an adjustment of the Conversion Price, make proper provision so that each holder who converts such shares will be entitled to receive upon such conversion, in addition to shares of Common Stock, an appropriate number of such rights, warrants, evidences of indebtedness or other assets.

          (ix) No adjustment will be made for Ordinary Cash Dividends (defined as dividends or other distributions to holders of Common Stock in an amount not exceeding the accumulated Funds from Operations of the Operating Partnership since the Initial Issue Date, after deducting cumulative dividends or other distributions (A) paid in respect of all classes of Capital Stock of the Corporation and in respect of Units held by persons other than the Corporation or (B) accrued in respect of Series B Preferred Stock and any other shares of Preferred Stock of the Corporation ranking on a parity with or senior to the Series B Preferred Stock as to dividends, in each case since the Initial Issue Date). For this purpose, "Funds from Operations of the Operating Partnership" shall mean net income (loss) (computed in accordance with generally accepted accounting principles consistently applied), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization of, and after adjustments for unconsolidated partnerships and joint ventures of the Operating Partnership.

          (f) Whenever the Conversion Price shall be adjusted as herein provided
     (i) the Corporation shall forthwith make available at the office of the transfer agent for the Series B Preferred Stock a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used; and (ii) the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Series B Preferred Stock a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.

          (g) In the event of any consolidation of the Corporation with or merger of the Corporation into any other corporation (other than a merger in which the Corporation is the surviving corporation) or a sale, lease (other than in the ordinary course of business) or conveyance of the assets of the Corporation as an entirety or substantially as an entirety, or any statutory exchange of securities with another corporation, the holder of each share of Series B Preferred Stock shall, notwithstanding anything in this Section 4.5.6 to the contrary, have the right, after such consolidation, merger, sale, lease (other than in the ordinary course of business), conveyance or exchange, to convert such share into the number and kind of shares of stock or other securities and the amount and kind of property which such holder would have been entitled to receive immediately upon such consolidation, merger, sale, lease (other than in the ordinary course of business), conveyance or exchange for the number of shares of Common Stock that would have been issued to such holder had such shares of Series B Preferred Stock been converted immediately prior to such consolidation, merger, sale, lease (other than in the ordinary course of business), conveyance or exchange. The provisions of this Section 4.5.6(g) shall similarly apply to successive consolidations, mergers, sales, leases (other than in the ordinary course of business), conveyances or exchanges.

          (h) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of Series B Preferred Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted are registered, and the Corporation shall not be required to issue or deliver any such shares unless and until the person requesting such issuance shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.

          (i) The Corporation may (but shall not be required to) make such reductions in the Conversion Price, in addition to those required by Sections 4.5.6(e)(i) through (iv) above, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

          (j) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable upon the conversion of all shares of Series B Preferred Stock then outstanding.

          (k) In the event that:

          (i) the Corporation shall declare a dividend or any other distribution on its Common Stock, other than an Ordinary Cash Dividend; or

          (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (iii) any capital reorganization of the Corporation, reclassification of the Capital Stock of the Corporation, consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the surviving corporation), or sale, lease (other than in the ordinary course of business) or conveyance of the assets of the Corporation as an entirety or substantially as an entirety to another corporation occurs; or

          (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall occur;

     the Corporation shall cause to be mailed to the holders of record of Series B Preferred Stock at least 15 days prior to the applicable date hereinafter specified a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or grant of rights or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or grant of rights are to be determined or (B) the date on which such reorganization, reclassification, consolidation, merger, sale, lease (other than in the ordinary course of business), conveyance, dissolution, liquidation or winding up is expected to take place, and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease (other than in the ordinary course of business), conveyance, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality of such dividend, distribution, grant, reorganization, reclassification, consolidation, merger, sale, lease (other than in the ordinary course of business), conveyance, dissolution, liquidation or winding up.

          Section 4.5.7 Series B Preferred Stock Ownership Limitations.

          (a) Except as provided in Section 4.5.14, during the period commencing on the date of the closing of the Initial Public Offering and prior to the Restriction Termination Date, (i) no Person shall Acquire or Beneficially Own any shares of Series B Preferred Stock if, as the result of such Acquisition or Beneficial Ownership, such Person shall Beneficially Own shares of Capital Stock in excess of the Series B Preferred Stock Ownership Limit; and (ii) no Person may Acquire or Beneficially Own shares of Series B Preferred Stock to the extent that as a result of such Acquisition or Beneficial Ownership the aggregate of the shares of Common Stock Beneficially Owned by such holder and the shares of Common Stock that would be issued to such holder upon Conversion of all the shares of Series B Preferred Stock then Beneficially Owned by such holder, assuming that all of the outstanding shares of Series B Preferred Stock were converted into Common Stock at such time, would exceed 9.9% of the total shares of Common Stock of the Corporation that would be outstanding, assuming all of the outstanding shares of Series B Preferred Stock were converted into shares of Common Stock and without giving effect to the exchange of any Units for Common Stock.

          (b) Except as provided in Section 4.5.14, during the period commencing on the date of the closing of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer of shares of Series B Preferred Stock that, if effective, would result in a violation of the restriction in
     Section 4.5.7(a) shall be void ab initio as to the Transfer of that number of shares of Series B Preferred Stock or Common Stock, as the case may be, that would cause the violation (rounding up to the nearest whole share), and the intended transferee shall acquire no rights in such excess number of shares of Series B Preferred Stock or Common Stock, as the case may be.

          (c) Notwithstanding any other provisions contained herein, from the date of the closing of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer of shares of Series B Preferred Stock or other event that, if effective, would result in (i) the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (ii) the outstanding shares of the Capital Stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution), or (iii) the Corporation otherwise failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in
     Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code), shall be void ab initio as to the Transfer of that number of shares of Series B Preferred
     Stock (rounding up to the nearest whole share) or other event that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, would result in the outstanding shares of the Capital Stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution), or would otherwise result in the Corporation failing to qualify as a REIT, and the intended transferee shall Acquire, or the Beneficial Owner shall retain, as the case may be, no rights in such shares of Series B Preferred Stock.

          Section 4.5.8 Remedies for Breach. If the Board of Directors or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 4.5.7 or that a Person intends to Acquire or has attempted to Acquire Beneficial Ownership of any shares of Series B Preferred Stock in violation of Section 4.5.7 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it or they deem advisable, subject to
     Section 5.3 hereof, to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers or, in the case of an event other than a Transfer, Beneficial Ownership, in violation of Section 4.5.7 shall be void ab initio and automatically result in the exchange described in Section 4.5.9, irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

          Section 4.5.9 Exchange For Excess Series B Preferred Stock. If, notwithstanding the other provisions contained in this Section 4.5, at any time after the date of the closing of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or other event such that one or more of the restrictions on Beneficial Ownership and Transfer of the Series B Preferred Stock described in Section 4.5.7 would be violated, then, except as otherwise provided in Section 4.5.14, the shares of Series B Preferred Stock being Transferred (or, in the case of an event other than a Transfer, the shares of Series B Preferred Stock
     Beneficially Owned, which would cause one or more of such restrictions to be violated) (rounded up to the nearest whole share) shall be automatically exchanged for an equal number of shares of Excess Series B Preferred Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of such purported Transfer or other event.

          Section 4.5.10 Notice of Restricted Transfer. Any Person who Acquires or attempts or intends to Acquire shares of Series B Preferred Stock in violation of Section 4.5.7 or any Person who is a transferee in a Transfer or is otherwise affected by an event other than a Transfer that results in the issuance of Excess Series B Preferred Stock pursuant to Section 4.5.9, shall immediately give written notice to the Corporation of such Transfer or other event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted, intended or purported Transfer or other event on the Corporation's status as a REIT.

          Section 4V.5.11 Owners Required To Provide Information. From the date of the closing of the Initial Public Offering and prior to the Restriction Termination Date:

          (a) every Beneficial Owner of more than 5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Series B Preferred Stock of the Corporation shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares of Series B Preferred Stock and other shares of the Capital Stock of the Corporation Beneficially Owned, and a description of the manner in which such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Series B Preferred Stock Ownership Limit; and

          (b) each Person who is a Beneficial Owner of Series B Preferred Stock and each Person (including the stockholder of record) who is holding Series B Preferred Stock for a Beneficial Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

          Section 4.5.12 Remedies Not Limited. Subject to Section 5.2 nothing contained in this Section 4.5 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

          Section 4.5.13 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 4.5 or any definition contained in Section 4.2, the Board of Directors shall have the power to determine the application of the provisions of this Section 4.5 with respect to any situation based on the facts known to it.

          Section 4.5.14 Exceptions.

          (a) Subject to Section 4.5.7(c), the Board of Directors, in its sole discretion, may exempt a Person from the Series B Preferred Stock Ownership Limit (A) if such Person is not an individual for purposes of Section
     542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no such individual's Beneficial Ownership of such shares of Series B Preferred Stock will violate the Series B Preferred Stock Ownership Limit or otherwise violate Section 4.5.7(c), (B) if such Person does not and represents that it will not own, directly or Constructively more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact, and (C) if such Person agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this Sections
     4.5.7 through 4.5.13 of this Article IV) or attempted violation will result in such shares of Series B Preferred Stock being exchanged for Excess Series B Preferred Stock in accordance with Section 4.5.9.

          (b) Prior to granting any exception pursuant to Section 4.5.14(a) of this Article IV, the Board of Directors shall require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in it sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

          Section 4.5.15 Legend. Each certificate for Series B Preferred Stock shall bear the following legend:


          "The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue

          Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Amended and Restated Articles of Incorporation, no Person shall (i)(x) Acquire or Beneficially Own any shares of the Corporation's Series B Preferred Stock if, as a result of such Acquisition or Beneficial Ownership, such person shall Beneficially Own shares of the Corporation's Capital Stock in excess of 9.9% of the value of the Corporation's outstanding Capital Stock or (y) Acquire or Beneficially Own shares of Series B Preferred Stock to the extent that as a result of such Acquisition or Beneficial Ownership, shares of the Corporation's Common Stock held by such person, assuming Conversion of such Person's Series B Preferred Stock into Common Stock, would exceed 9.9% of the outstanding Common Stock, assuming such Conversion of such Person's Series B Preferred Stock into Common Stock; or (ii) Beneficially Own Series B Preferred Stock or Common Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code. Any Person who Beneficially Owns or attempts to Beneficially Own shares of Series B Preferred Stock or Common Stock which causes or will cause a Person to Beneficially Own shares of Series B Preferred Stock or Common Stock in excess of the above limitations must immediately notify the Corporation. Any Transfer of shares of Series B Preferred Stock in violation of the limitations set forth in the Corporation's Amended and Restated Articles of Incorporation shall be void ab initio. If the restrictions on Transfer are violated, the shares of Series B Preferred Stock represented hereby will be automatically exchanged for shares of Excess Series B Preferred Stock which will be held in trust by the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each holder of Series B Preferred Stock who so requests."

          4.6 EXCESS SERIES B PREFERRED STOCK

          Section 4.6.1 Ownership in Trust. Upon any purported Transfer or other event that results in an exchange of Series B Preferred Stock for Excess Series B Preferred Stock pursuant to Section 4.5.9, such Excess Series B Preferred Stock shall be deemed to have been Transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of the Beneficiary or Beneficiaries to whom an interest in such Trust may later be transferred pursuant to Section 4.6.5. Shares of Excess Series B Preferred Stock so held in trust shall be issued and outstanding stock of the Corporation but shall not be considered issued and outstanding for purposes of any stockholder vote. The Purported Record Transferee or, in the case of Excess Series B Preferred Stock resulting from an event other than a Transfer, the Purported Record Holder, shall have no rights in such Excess Series B Preferred Stock except the right to designate a transferee of such Excess Series B Preferred Stock upon the terms specified in Section 4.6.5. The Purported Beneficial Transferee or, in the case of Excess Series B Preferred Stock resulting from an event other than a Transfer, the Purported Beneficial Holder, shall have no rights in such Excess Series B Preferred Stock except as provided in Section 4.6.5.

          Section 4.6.2 Dividend Rights. Excess Series B Preferred Stock shall not be entitled to any dividends or periodic distributions. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Series B Preferred Stock have been exchanged for Excess Series B Preferred Stock shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Series B Preferred Stock.

          Section 4.6.3 Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the Corporation, as holder of shares of Excess Series B Preferred Stock in trust, shall be entitled to receive that portion of the assets of the Corporation which a holder of the Series B Preferred Stock that was exchanged for such Excess Series B Preferred Stock would have been entitled to receive had the Series B Preferred Stock remained outstanding. The Corporation, as holder of the Excess Series B Preferred Stock in trust, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when and if determined in accordance with
     Section 4.6.5, any such assets received in respect of the Excess Series B Preferred Stock in any liquidation, dissolution or winding up of, or any distribution of the assets, of the Corporation.

          Section 4.6.4 Voting Rights. The holders of shares of Excess Series B Preferred Stock shall not be entitled to vote on any matters (except as required by the MGCL).

          Section 4.6.5 Restrictions on Transfer; Designation of Beneficiary.

          (a) Excess Series B Preferred Stock shall not be transferrable. A Purported Record Transferee or, in the case of Excess Series B Preferred Stock resulting from an event other than a Transfer, a Purported Record Holder, may freely designate a Beneficiary of its interest in the Trust (representing the number of shares of Excess Series B Preferred Stock held by the Trust attributable to the purported Transfer or other event that resulted in the issuance of such Excess Series B Preferred Stock), if (i) the shares of Excess Series B Preferred Stock held in the Trust would not be Excess Series B Preferred Stock in the hands of such Beneficiary and
     (ii) the Purported Beneficial Transferee or, in the case of Excess Series B Preferred Stock resulting from an event other than a Transfer, the Purported Beneficial Holder, does not receive consideration for the designation of such Beneficiary that reflects a price per share for such Excess Series B Preferred Stock that exceeds the "Series B Preferred Stock Limitation Price". The Series B Preferred Stock Limitation Price is the lesser of (A) in the case of Excess Series B Preferred Stock resulting from a Transfer for value, the price per share that the Purported Beneficial Transferee paid for the Series B Preferred Stock in the purported Transfer that resulted in the issuance of the Excess Series B Preferred Stock, or, in the case of Excess Series B Preferred Stock resulting from (I) a Transfer other than for value (such as a gift, devise or similar Transfer) or (II) an event other than a Transfer, a price per share equal to the Market Price of the Series B Preferred Stock that was exchanged for such Excess Series B Preferred Stock on the date of the purported Transfer or other event that resulted in the issuance of the Excess Series B Preferred Stock or (B) a price per share equal to the Market Price of the Excess Series B Preferred Stock on the date of the designation of the Beneficiary of the interest in the Trust. Prior to any transfer of any interest in the Trust, the Purported Record Transferee or Purported Record Holder, as the case may be, must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under Section 4.6.6. Upon Transfer of an interest in the Trust, the corresponding shares of Excess Series B Preferred Stock in the Trust shall be automatically exchanged for an equal number of shares of Series B Preferred Stock and such shares of Series B Preferred Stock shall be transferred of record to the Beneficiary of the interest in the Trust designated by the Purported Record Transferee or Purported Record Holder as described above if such Series B Preferred Stock would not be Excess Series B Preferred Stock in the hands of such Beneficiary.

          (b) Notwithstanding the foregoing, if a Purported Beneficial Transferee or Purported Beneficial Holder receives consideration for the designation by the Purported Record Transferee or Purported Record Holder of a Beneficiary of an interest in the Trust that exceeds the Limitation Price, such Purported Beneficial Transferee or Purported Beneficial Holder shall pay, or cause the Beneficiary of the interest in the Trust to pay, to the Corporation the amount by which such consideration exceeds the Series B Preferred Stock Limitation Price.

          Section 4.6.6 Purchase Right in Excess Series B Preferred Stock. Notwithstanding Section 4.6.5, shares of Excess Series B Preferred Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the Series B Preferred Stock
     Limitation Price (as determined by substituting "the date on which the Corporation, or its designee, accepts the offer to sell" for "the date of the designation of the Beneficiary of the interest in the Trust" in clause
     (B) of the  definition  of Series B  Preferred  Stock  Limitation  Price in
     Section 4.6.5(a)). The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer or other event which resulted in the issuance of such Excess Series B Preferred Stock and (ii) if the Corporation does not receive actual notice of a Transfer or other event pursuant to Section 4.5.10, the date the Board of Directors determines in good faith that such a Transfer or other event resulting in the issuance of Excess Series B Preferred Stock has occurred.

          Section 4.6.7 Ranking. The Excess Series B Preferred Stock shall rank, with respect to distributions upon liquidation, dissolution, or winding up,
     (i) senior to the Common Stock, the Excess Common Stock and shares of all other Capital Stock issued from time to time by the Corporation the terms of which specifically provide that the Capital Stock of such series rank junior to the Excess Series A Preferred Stock with respect to distributions upon liquidation, dissolution, or winding up of the Corporation; (ii) on a parity with the Series B Preferred Stock and all Capital Stock issued by the Corporation the terms of which specifically provide that the Capital Stock of such series rank on a parity with the Excess Series B Preferred Stock with respect to distributions upon liquidation, dissolution, or winding up of the Corporation or make no specific provision as to their ranking; and (iii) junior to all Capital Stock Issued by the Corporation the terms of which specifically provide that the Capital Stock of such series rank senior to the Excess Series B Preferred Stock with respect to distributions upon liquidation, dissolution, or winding up of the Corporation (the issuance of which must have been approved by a vote of at least two-thirds of the outstanding shares of Series B Preferred Stock).

          Section 4.6.8. Corporation Induced Events: Redemption of Series B Preferred Stock in Certain Circumstances. Notwithstanding anything to the contrary in Section 4.5.3, prior to the Restriction Termination Date, if a purported Transfer, change in the capital structure of the Corporation or other event would result in a violation of one or more of the restrictions in Section 4.5.7 and such violation would not occur but for the occurrence of one or more Corporation Induced Events then, immediately prior to the occurrence of such Transfer, change in the capital structure of the Corporation or other event, an amount of Series B Preferred Stock (rounded up to the nearest one-tenth of a share) shall be automatically redeemed by the Corporation from the actual owner of Series B Preferred Stock which is Beneficially Owned by any Person who (but for this Section 4.6.8) would Beneficially Own Series B Preferred Stock in violation of one or more of the restrictions in Section 4.5.7 after the occurrence of the Transfer, change in the capital structure of the Corporation or other event. The redemption price of each share of Series B Preferred Stock automatically redeemed pursuant to this Section 4.6.8 shall be (i) the price per share paid for the Series B Preferred Stock in the purported Transfer that resulted in the redemption, or (ii) if the Transfer or other event that resulted in the redemption were not a transaction in which the full value was paid for such Series B Preferred Stock, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the redemption. In either case, dividends which were accrued but unpaid with respect to the redeemed shares as of the date of the purported Transfer or other event that resulted in the redemption shall be paid. Any dividend or other distribution paid prior to the discovery of the Corporation that shares of Series B Preferred Stock have been automatically redeemed by the Corporation shall be repaid to the Corporation upon demand.

          4.7 SERIES C PREFERRED STOCK

          Section 4.7.1 Dividends.

          (a) Subject to the preferential rights of the Company's Series A Preferred Stock, Series B Preferred Stock and any other Preferred Stock that ranks senior in the payment of dividends to Series C Preferred Stock, the holders of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per share equal to the greater of (i) the rate of $1.18 per annum per share or (ii) the regular cash dividends (determined on each Series C Dividend Payment Date) on the Common Stock, or portion thereof, into which a share of Series C Preferred Stock is convertible. The dividends referred to in clause (ii) of the preceding sentence shall equal the number of shares of Common Stock, or portion thereof, into which a share of Series C Preferred Stock will be convertible on or after the Series C Conversion Date, multiplied by the most current quarterly dividend on a share of Common Stock on or before the applicable Series C Dividend Payment Date. If the Corporation pays a regular cash dividend on the Common Stock with respect to a Series C Dividend Period after the date on which the Series C Dividend Payment Date is declared pursuant to clause (ii) of the definition of Series C Dividend Payment Date and the dividend calculated pursuant to clause (ii) of this paragraph (a) with respect to such Series C Dividend Period is greater than the dividend previously declared on the Series C Preferred Stock with respect to such Series C Dividend Period, the Corporation shall pay an additional dividend to the holders of the Series C Preferred Stock on the date on which the dividend on the Common Stock is paid, in an amount equal to the difference between
     (y) the dividend calculated pursuant to clause (ii) of this paragraph (a) and (z) the amount of dividends previously declared on the Series C Preferred Stock with respect to such Series C Dividend Period. The dividends shall begin to accrue and shall be fully cumulative from the first day of the applicable Series C Dividend Period, whether or not in any Series C Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Series C Dividend Payment Dates. Each such dividend shall be payable in arrears to the holders of record of Series C Preferred Stock as they appear in the records of the Corporation at the close of business on such record dates, not less than 10 nor more than 50 days preceding such Series C Dividend Payment Dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Series C Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Series C Dividend Payment Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the payment date thereof, as may be fixed by the Board of Directors. Any dividend payment made on Series C Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to Series C Preferred Stock which remains payable.

          (b) The amount of dividends referred to in clause (i) of Section 4.7.1(a) payable for each full Series C Dividend Period on the Series C Preferred Stock shall be computed by dividing the annual dividend rate by four. The initial Series C Dividend Period for any Series C Preferred Stock will include a partial dividend for the period from the applicable Initial Issue Date until the last day of the calendar quarter immediately following such Initial Issue Date. The amount of dividends payable for such period, or any other period shorter than a full Series C Dividend Period, on the Series C Preferred Stock shall be computed by dividing the number of days in such period by 365. Holders of Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series C Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears.

          (c) So long as any Series C Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Stock for all Series C Dividend Periods terminating on or prior to the Series C Dividend Payment Date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series C Preferred Stock and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series C Preferred Stock and accumulated and unpaid on such Parity Shares.

          (d) So long as any Series C Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Corporation, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case
     (i) the full  cumulative  dividends on all  outstanding  Series C Preferred
     Stock and any other Parity Shares of the Corporation shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Series C Dividend Periods with respect to the Series C Preferred Stock and all past Series C Dividend Periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Series C Dividend Period with respect to the Series C Preferred Stock and the current dividend period with respect to such Parity Shares.

          (e) No distributions on Series C Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

         Section IV.7.2  Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the prior preferences and other rights of any series of capital stock ranking senior to the Series C Preferred Stock upon liquidation, distribution or winding up of the Corporation (including the Series A Preferred Stock and the Series B Preferred Stock) before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series C Preferred Stock shall be entitled to receive Thirteen Dollars and
     Seventy-Five Cents ($13.75); provided, however, in the event that the Corporation sells more than $75 million of Common Stock during the period between August 8, 1996 and December 6, 1997 at a weighted average price (before deducting underwriting discounts or commissions) of less than $13.75 per share, the amount the holders of the Series C Preferred Stock shall be entitled to receive shall be adjusted to equal such price, but in no event less than $13.25 per share and shall equal $13.25 per share if less than $75 million of Common Stock is sold during such period (the "Liquidation Preference") per share of Series C Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment; provided, that the dividend payable with respect to the Series C Dividend Period containing the date of final distribution shall be equal to the greater of
     (i) the dividend provided in Section 4.7.1(a)(i) or (ii) the dividend determined pursuant to Section 4.7.1(a)(ii) for the preceding Series C Dividend Period. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series C Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series C Preferred Stock and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series C Preferred Stock and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this
     Section 4.7.2, (i) a consolidation or merger of the Corporation with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Corporation's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

          (b) Subject to the rights of the holders of shares of any series or class or classes of shares of capital stock ranking on a parity with or prior to the Series C Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series C Preferred Stock, as provided in this Section 4.7.2, the holders of Series C Preferred Stock shall have no other claim to the remaining assets of the Corporation and any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Stock shall not be entitled to share therein.

         Section 4.7.3  Redemption at the Option of the Corporation.

          (a) The Series C Preferred Stock shall not be redeemable by the Corporation prior to August 8, 2007. On and after August 8, 2007, the Corporation, at its option, may redeem the Series C Preferred Stock, in whole at any time or from time to time in part out of funds legally available therefor at a redemption price payable in cash equal to 100% of the Liquidation Preference per share of Series C Preferred Stock (plus all accumulated, accrued and unpaid dividends as provided below).

          (b) Upon any  redemption of Series C Preferred  Stock pursuant to this
     Section 4.7.3, the Corporation shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Series C Dividend Payment Date, then each holder of Series C Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Series C Dividend Payment Date notwithstanding any redemption of such shares before such Series C Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Stock called for redemption.

          (c) If full cumulative dividends on the Series C Preferred Stock and any other class or series of Parity Shares of the Corporation have not been declared and paid or declared and set apart for payment, the Series C Preferred Stock may not be redeemed under this Section 4.7.3 in part and the Corporation may not purchase or acquire Series C Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Preferred Stock.


          (d) Notice of the redemption of any Series C Preferred Stock under this Section 4.7.3 shall be mailed by first-class mail to each holder of record of Series C Preferred Stock to be redeemed at the address of each such holder as shown on the Corporation's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Each such mailed notice shall state, as appropriate:
     (1) the Call Date; (2) the number of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places at which certificates for such shares are to be surrendered; (5) the then-current Series C Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series C Preferred Stock so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding, and
     (iii) all rights of the holders thereof as holders of Series C Preferred Stock of the Corporation shall cease (except the rights to convert and to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series C Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of Series C Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

          As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series C Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding Series C Preferred Stock not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the Series C Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

          Section 4.7.4 Conversion. Holders of Series C Preferred Stock shall have the right to convert all or a portion of such shares into Common Stock, as follows:

          (a) Subject to and upon compliance with the provisions of this Section 4.7.4, a holder of Series C Preferred Stock shall have the right, at his or her option, upon the earliest to occur of (i) August 8, 1998, (ii) the first day on which a Change of Control occurs, (iii) the occurrence of a REIT Termination Event, or (iv) such date as determined by the Corporation (the "Series C Conversion Date"), to convert all or any portion of such shares (or such shares as determined by the Corporation if pursuant to clause (iv) above) into the number of fully paid and non-assessable shares of Common Stock obtained by dividing the aggregate Liquidation Preference of such shares (inclusive of accrued but unpaid dividends) by the Series C Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 4.7.4) by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 4.7.4; provided, however, that the right to convert shares called for redemption pursuant to Section 4.7.3 shall terminate at the close of business on the fifth Business Day prior to the Call Date fixed for such redemption, unless the Corporation shall default in making payment of the cash payable upon such redemption under
     Section 4.7.3.

          "Change of Control" means each occurrence of any of the following: (i) the acquisition, directly or indirectly, by any individual or entity or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, except that such individual or entity shall be deemed to have beneficial ownership of all shares that any such individual or entity has the right to acquire, whether such right is exercisable immediately or only after passage of time) of more than 25% of the Corporation's outstanding capital stock with voting power, under ordinary circumstances, to elect directors of the Corporation; (ii) other than with respect to the election, resignation or replacement of any director designated, appointed or elected by the holders of the Series C Preferred Stock (each a "Preferred Director"), during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a vote of 66 2/3% of the directors of the Corporation (excluding Preferred Directors) then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors the Corporation then in office; and (iii) (A) the Corporation consolidating with or merging into another entity or conveying, transferring or leasing all or substantially all of its assets (including, but not limited to, real property investments) to any individual or entity, or (B) any corporation consolidating  with or merging into the Corporation,  which in either event
     (A) or (B) is pursuant to a transaction in which the outstanding voting capital stock of the Corporation is reclassified or changed into or exchanged for cash, securities or other property; provided, however, that the events described in clause (iii) shall not be deemed to be a Change of Control (a) if the sole purpose of such event is that the Corporation is seeking to change its domicile or to change its form of organization from a corporation to a statutory business trust or (b) if the holders of the exchanged securities of the Corporation immediately after such transaction beneficially own at least a majority of the securities of the merged or consolidated entity normally entitled to vote in elections of directors.

          (b) In order to exercise the conversion right, the holder of each share of Series C Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof irrevocably elects to convert such Series C Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series C Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

          Holders of Series C Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Series C Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Series C Dividend Payment Date. However, Series C Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Series C Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series C Preferred Stock being entitled to such dividend on the Series C Dividend Payment
     Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Series C Dividend Payment Date. A holder of Series C Preferred Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Stock on the corresponding Series C Dividend Payment Date will receive the dividend payable by the Corporation on such Series C Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series C Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Stock issued upon such conversion.

          As promptly as practicable after the surrender of certificates for Series C Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Stock issuable upon the conversion of such shares in accordance with provisions of this Section 4.7.4, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (c) of this Section 4.7.4.

          Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series C Preferred Stock shall have been surrendered and such notice shall have been received by the Corporation as aforesaid (and if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by the Corporation as described above), and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Series C Conversion Price in effect at such time on such date unless the share transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Series C Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Corporation.

          (c) No fractional shares or scrip representing fractions of Common Stock shall be issued upon conversion of the Series C Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series C Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash based upon the Current Market Price of the Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series C Preferred Stock so surrendered.

          (d) The Series C Conversion Price shall be adjusted from time to time as follows:

          (i) If the Corporation shall after the Initial Issue Date (A) pay a dividend or make a distribution on its capital shares in Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Series C Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any share of Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series C Preferred Stock had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.


          (ii) If the Corporation shall issue after the Initial Issue Date rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than 94% (100% if a stand-by underwriter is used and charges the Corporation a commission) of the Fair Market Value per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Series C Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Series C Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (y) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Common Stock would purchase at 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of
     (x) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (y) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase Common Stock at less than 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (iii) If the Corporation shall distribute to all holders of its Common Stock any securities of the Corporation (other than Common Stock) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the Common Stock after December 31, 1996 which are not in excess of the following: the sum of (A) the Corporation's cumulative undistributed Funds from Operations at December 31, 1996, plus (B) the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 1996, minus (C) the cumulative amount of dividends accrued or paid in respect of the Series C Preferred Stock or any other class or series of preferred stock of the Corporation after the Issue Date or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Stock entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Stock, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) collectively called the "Securities" and individually a "Security"), then in each such case the Series C Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Series C Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive), of the portion of the Securities or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of stockholders entitled to receive such distribution. For the purposes of this subparagraph (iii), the distribution of a Security, which is distributed not only to the holders of the Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a Person converting a share of Series C Preferred Stock after such determination date, shall not require an adjustment of the Series C Conversion Price pursuant to this subparagraph (iii); provided that on the date, if any, on which a person converting a share of Series C Preferred Stock would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Series C Conversion Price shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

          (iv) In case a tender or exchange offer (which term shall not include open market repurchases by the Corporation) made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, the Series C Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Series C Conversion Price in effect immediately prior to the effectiveness of the Series C Conversion Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

          (v) No adjustment  in the Series C Conversion  Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 4.7.4 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Stock. Notwithstanding any other provisions of this Section 4.7.4, the Corporation shall not be required to make any adjustment of the Series C Conversion Price for the issuance of any Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under such plan. All calculations under this
     Section 4.7.4 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Series C Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

          (e) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of its Common Stock, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which subparagraph (d)(i) of this Section 4.7.4 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which all or substantially all of the Corporation's Common Stock are converted into the right to receive shares, securities or other property (including cash or any combination thereof), each share of Series C Preferred Stock which is not redeemed or converted into the right to receive shares, securities or other property prior to such Transaction shall thereafter be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series C Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series C Preferred Stock that will contain provisions enabling the holders of the Series C Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Series C Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

          (f) If:

          (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock (other than cash dividends or distributions paid with respect to the Common Stock after December 31, 1996 not in excess of the sum of the Corporation's cumulative undistributed Funds from Operations at December 31, 1996, plus the cumulative amount of Funds from Operations, as determined by the Board of Directors, after December 31, 1996, minus the cumulative amount of dividends accrued or paid in respect of the Series C Preferred Stock or any other class or series of preferred shares of capital stock of the Corporation after the Initial Issue Date); or

          (ii) the Corporation shall authorize the granting to all holders of Common Stock of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

          (iii) there shall be any reclassification of the Common Stock (other than an event to which subparagraph (d)(i) of this Section 4.7.4 applies) or any consolidation or merger to which the Corporation is a party (other than a merger in which the Corporation is the surviving entity) and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, or a self tender offer by the Corporation for all or substantially all of its outstanding Common Stock or the sale or transfer of all or substantially all of the assets of the Corporation as an entirety; or

          (iv) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series C Preferred Stock at their addresses as shown on the records of the Corporation, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this
     Section 4.7.4.

          (g) Whenever the Series C Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Series C Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Series C Conversion Price setting forth the adjusted Series C Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Series C Conversion Price to the holder of each share of Series C Preferred Stock at such holder's last address as shown on the records of the Corporation.

          (h) In any case in which paragraph (d) of this Section 4.7.4 provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any Series C Preferred Stock converted after such record date and before the occurrence of such event the additional Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 4.7.4.

          (i) There shall be no adjustment of the Series C Conversion Price in case of the issuance of any shares of capital stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 4.7.4. If any action or transaction would require adjustment of the Series C Conversion Price pursuant to more than one paragraph of this Section 4.7.4, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

          (j) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 4.7.4, that in the opinion of the Board of Directors would materially and adversely affect the conversion rights of the holders of the Series C Preferred Stock, the Series C Conversion Price for the Series C Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

          (k) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of effecting conversion of the Series C Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series C Preferred Stock not theretofore converted. For purposes of this paragraph
     (k), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding Series C Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

          The Corporation covenants that any Common Stock issued upon conversion of the Series C Preferred Stock shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Series C Conversion Price below the then-par value of the Common Stock deliverable upon conversion of the Series C Preferred Stock, the Corporation will take any action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and (subject to any customary qualification based upon the nature of a real estate investment trust) non-assessable Common Stock at such adjusted Series C Conversion Price.

          The Corporation shall endeavor to list the Common Stock required to be delivered upon conversion of the Series C Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock are listed at the time of such delivery.

          The Corporation shall endeavor to comply with all federal and state securities laws and regulations thereunder in connection with the issuance of any securities that the Corporation shall be obligated to deliver upon conversion of the Series C Preferred Stock. The certificates evidencing such securities shall bear such legends restricting transfer thereof in the absence of registration under applicable securities laws or an exemption therefrom as the Corporation may in good faith deem appropriate.

          (l) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Stock or other securities or property on conversion of the Series C Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the holder of the Series C Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

          Section 4.7.5 Fixed Charge Coverage; Limitation on Issuance of Additional Preferred Stock and Indebtedness.

          (a) Without the written consent of the holders of two-thirds of the issued and outstanding shares of Series C Preferred Stock and Series C Preferred Units, collectively, none of the Corporation, the Operating Partnership, or any of their subsidiaries may issue any additional preferred securities of any such entity or incur any indebtedness (other than trade payables or accrued expenses incurred in the ordinary course of business) if, immediately following such issuance and after giving effect to such issuance and the application of the net proceeds therefrom, such entity would be reasonably expected to not satisfy one or both of the following ratios:

          (i) Total Debt and Liquidation Value of non-convertible Preferred Stock to Total Market Capitalization of less than .65 to 1.0, or

          (ii) Consolidated EBITDA to Consolidated Fixed Charges of at least 1.4 to 1.0.

          (b) In the event that the Corporation fails to satisfy one or both of the tests in Section 4.7.5(a) above for two consecutive quarters, the holders of Series C Preferred Stock and Series C Preferred Units shall have the right to require that the Corporation, to the extent that the Corporation shall have funds legally available therefor, repurchase any or all of each holder's Series C Preferred Stock and Series C Preferred Units at a repurchase price payable in cash in an amount equal to 100% of the liquidation preference thereof, plus accrued and unpaid dividends whether or not declared, if any (the "Repurchase Payment"), to the date of repurchase or the date payment is made available (the "Repurchase Date"), pursuant to the offer described in subsection (c) below (the "Repurchase Offer").

          (c) Within 15 days following the second consecutive quarter that the Corporation fails to satisfy one or both of the tests in Section 4.7.5(a) above, the Corporation shall mail by first class mail or overnight courier a notice to all holders of Series C Preferred Stock and Series C Preferred Units stating (i) that the Corporation failed to satisfy one or both of the tests (naming the test(s) failed), (ii) that the holders of Series C Preferred Stock and Series C Preferred Units have the right to require the Corporation to repurchase any or all Series C Preferred Stock and Series C Preferred Units then held by such holder in cash, (iii) the date of repurchase (which shall be a business day, no earlier than 120 days and no later than 150 days from the date such notice is mailed, or such later date as may be necessary to comply with the requirements of the Exchange Act), (iv) the repurchase price for the repurchase and (v) the instructions determined by the Corporation, consistent with this subsection, that the holder must follow in order to have its Series C Preferred Stock and Series C Preferred Units repurchased.

     (d) On the Repurchase Date, the Corporation will, to the extent lawful, accept for payment Series C Preferred Stock and Series C Preferred Units or portions thereof tendered pursuant to the Repurchase Offer and promptly mail by first class mail or overnight courier or by wire transfer of immediately available funds to the holder of Series C Preferred Stock and Series C Preferred Units, as directed by such holder, payment in an amount equal to the Repurchase Payment in respect of all Series C Preferred Stock and Series C Preferred Units or portions thereof so tendered.

     (e) Notwithstanding anything else herein, to the extent they are applicable to any Repurchase Offer, the Corporation will comply with any federal and state securities laws, rules and regulations and all time periods and requirements shall be adjusted accordingly.

     (f) "Total Debt" means the sum of (without duplication) any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures, or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such entity prepared on a consolidated basis in accordance with Generally Accepted Accounting Principles ("GAAP"), and also includes, to the extent not otherwise included, the guarantee of items which would be included within this definition.

     (g) "Total Market Capitalization" means the sum of : (a) the Fair Market Value of the outstanding shares of Common Stock, assuming (i) the full exchange of outstanding Common Units and Series C Preferred Units (in each case not held by the Corporation) of the Operating Partnership for shares of Common Stock and
(ii) the conversion of the outstanding shares of Series C Preferred Stock into shares of Common Stock; (b) the Fair Market Value of the outstanding shares of Series B Preferred Stock; (c) the aggregate Liquidation Preference of the Series A Preferred Stock and any other outstanding shares of Preferred Stock (other than the Series A, Series B or Series C Preferred Stock); and (d) the Total Debt of the Corporation.

     (h) "Consolidated EBITDA" for any period means the consolidated net income of the Company (before extraordinary income or gains) as reported in the Company's financial statements filed with the Securities and Exchange Commission increased by the sum of the following (without duplication):

          a. all income and state franchise taxes paid or accrued according to GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses except to the extent that such gains were not included in Consolidated EBITDA),

          b. all interest  expense paid or accrued in  accordance  with GAAP for
     such  period  (including   financing  fees  and  amortization  of  deferred
     financing fees and amortization of original issue discount),

          c. depreciation and depletion reflected in such reported net income,

          d. amortization reflected in such reported net income including, without limitation, amortization of capitalized debt issuance costs (only to the extent that such amounts have not been previously included in the amount of Consolidated EBITDA pursuant to clause (b) above), goodwill, other intangibles and management fees, and

          e. any other non-cash charges or discretionary prepayment penalties, to the extent deducted from consolidated net income (including, but not limited to, income allocated to minority interests).

     (i)  "Consolidated  Fixed  Charges" for any period means the sum of:

          a. all interest  expense paid or accrued in  accordance  with GAAP for
     such  period  (including   financing  fees  and  amortization  of  deferred
     financing fees and amortization of original issue  discount),

          b. preferred stock dividend requirements for such period, whether or not declared or paid, and

          c. regularly scheduled amortization of principal during such period (other than any balloon payments at maturity).

     (j) Notwithstanding the provisions of this Section 4.7.5, in no event shall the Corporation be required to repurchase any Series C Preferred Stock or Series C Preferred Units at any time that such repurchase is prohibited by the Company's Articles or debt instruments.

     Section 4.7.6 Shares To Be Retired. All Series C Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without discretion as to class or series, and subject to applicable limitations set forth in the Articles may thereafter be reissued as shares of any series of Preferred Stock.

     Section 4.7.7 Ranking. Any class or series of shares of capital stock of the Corporation shall be deemed to rank:

          (a) prior to the Series C Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series C Preferred Stock;

          (b) on a parity with the Series C Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series C Preferred Stock, if the holders of such class or series and the Series C Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares");

          (c) junior to the Series C Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

          (d) junior to the Series C Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

          Section 4.7.8 Voting. If and whenever (i) two consecutive quarterly dividends payable on the Series C Preferred Stock (or Series C Preferred Units) or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, or
     (ii) for two consecutive quarterly Series C Dividend Periods the Corporation fails to pay dividends on the Common Stock in an amount per share at least equal to $0.25 (subject to adjustment consistent with any adjustment of the Series C Conversion Price pursuant to Section 4.7.4(a) of this Article) the number of directors then constituting the Board of Directors shall be increased by one (unless the then current Board of Directors consists of more than 10 directors in which case it shall be increased by two) and the holders of Series C Preferred Stock, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect the one or two additional directors to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Preferred Stock and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series C Preferred Stock, Series C Preferred Units and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, or the Corporation has paid dividends on the Common Stock in an amount per share at least equal to $0.25 (subject to adjustment consistent with any adjustment of the Series C Conversion Price pursuant to Section 4.7.4(a) of this Article) for two consecutive quarters, then the right of the holders of the Series C Preferred Stock and the Voting Preferred Shares to elect such additional director(s) shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearage in quarterly dividends), and the terms of office of all persons elected as directors by the holders of the

     Series C Preferred Stock and the Voting Preferred Shares shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series C Preferred Stock and the Voting Preferred Shares, the Secretary of the Corporation may, and upon the written request of any holder of Series C Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series C Preferred Stock and of the Voting Preferred Shares for the election of the directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series C Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series C Preferred Stock and the Voting Preferred Shares, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Series C Preferred Stock and the Voting Preferred Shares or the successor of such remaining director, to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

          So long as any Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Corporation's Amended and Restated Articles of Incorporation, the affirmative vote of at least 66_% of the votes entitled to be cast by the holders of the Series C Preferred Stock given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

          (a) Any amendment, alteration or repeal of any of the provisions of the Corporation's Amended and Restated Articles of Incorporation, the Corporation's By-Laws or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series C Preferred Stock; provided, however, that the amendment of the provisions of the Corporation's Amended and Restated Articles of Incorporation so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, Junior Shares that are not senior in any respect to the Series C Preferred Stock or any Parity Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series C Preferred Stock; or

          (b) A share exchange that affects the Series C Preferred Stock, a consolidation with or merger of the Corporation into another entity, or a consolidation with or merger of another entity into the Corporation, unless in each such case each share of Series C Preferred Stock (i) shall remain outstanding without a material and adverse change to its terms and rights or (ii) shall be converted into or exchanged for convertible preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a share of Series C Preferred Stock (except for changes that do not materially and adversely affect the holders of the Series C Preferred Stock); or

          (c) The authorization, reclassification or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series C Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends;

     provided, however, that no such vote of the holders of Series C Preferred Stock shall be required (i) for the Corporation in order to sell up to $57 million (before deducting underwriting discounts or commissions) of its Series B Preferred Stock at a price equal to or greater than $22 per share (before deducting underwriting discounts or commissions) as long as no modification has been made to the Company's Amended and Restated Articles of Incorporation from the date hereof affecting the rights or privileges of such Series B Preferred Stock, or (ii) if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series C Preferred Stock at the time outstanding to the extent such redemption is authorized by Section 4.7.3 of this Article.

          Each share of Series C Preferred Stock shall have one (1) vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Series C Preferred Stock as a single class on any matter, then the Series C Preferred Stock and such other series shall have with respect to such matters one (1) vote per $13.75 (or less pursuant to Section 4.7.2(a)) of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series C Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any Corporation action.

          Section 4.7.9 Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

          4.8 PREFERRED STOCK

          Section IV.8.1 Subject to the rights of any other class of capital stock having voting rights with respect thereto, the Preferred Stock may be issued from time to time in one or more series, and the Board of Directors may, by resolution providing for the issuance of such Preferred Stock, designate with respect to such shares: (a) their voting powers; (b) their rights of redemption; (c) their right to receive dividends (which may be cumulative or noncumulative) including the dividend rate or rates, the conditions to payment, and the relative preferences in relation to the dividends payable on any other class or classes or series of stock; (d) their rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) their rights to convert into, or exchange for, shares of any other class or classes of stock of the Corporation, including the price or prices or the rates of exchange; (f) restrictions on transfer and ownership to preserve REIT status; and (g) other relative, participating, optional or special rights, qualifications, limitations or restrictions.

          4.9 EXCESS STOCK

          Section IV.9.1 Subject to the rights of any other class of capital stock having voting rights with respect thereto, the Excess Stock may be issued from time to time in one or more series, and the Board of Directors may, by resolution providing for the issuance of such Excess Stock, designate with respect to such shares: (a) their voting powers; (b) their rights of redemption; (c) their right to receive dividends (which may be cumulative or noncumulative) including the dividend rate or rates, the conditions to payment, and the relative preferences in relation to the dividends payable on any other class or classes or series of stock; (d) their rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) their rights to convert into, or exchange for, shares of any other class or classes of stock of the Corporation, including the price or prices or the rates of exchange; (f) restrictions on transfer and ownership to preserve REIT status; (g) designation of Beneficiaries; (h) purchase right in Excess Stock, and (i) other relative, participating, optional or special rights, qualifications, limitations or restrictions.

          4.10 COMMON STOCK

          Section IV.10.1 Dividends. Subject to the preferential rights of any class or series within any such class of Capital Stock ranking senior as to dividends to the Common Stock, including the Series A Preferred Stock and the Series B Preferred Stock and the Series C Preferred Stock, and to the provisions of Section 4.10 of these Amended and Restated Articles of Incorporation, the record holder of shares of Common Stock shall be entitled to receive, out of the assets of the Corporation which are legally available therefor, such dividends as from time to time may be declared by the Board of Directors of the Corporation. All such holders shall share ratably, in accordance with the number of shares of Common Stock held by each such holder, in all dividends paid on the Common Stock.

          Section 4.10.2 Distribution Upon Liquidation, Dissolution or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the preferential rights of any class of Capital Stock ranking senior to the Common Stock as to liquidation preferences and to the provisions of Articles IV and V of these Articles of Incorporation (including Series A Preferred Stock, Excess Series A Preferred Stock, Series B Preferred Stock, Excess Series B Preferred Stock, Series C Preferred Stock, all classes or series of Preferred Stock and Excess Preferred Stock,) the holders of shares of Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock and Excess Common Stock which results from the ownership of Common Stock in excess of the applicable limits specified in Articles IV and V (the "Excess Common Stock"), a portion of the assets of the Corporation available for distribution to the holders of its Common Stock and Excess Common Stock calculated by dividing the number of shares of Common Stock held by such holder by the total number of shares of Common Stock and Excess Common Stock then outstanding.

          Section 4.10.3 Voting Rights.

          (a) Except as otherwise provided in these Amended and Restated Articles of Incorporation or required by applicable law, each holder of shares of Common Stock shall be entitled to notice of, and the right to vote at, any meeting of the stockholders of Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder. The holders of record of shares of Common Stock shall be entitled to vote, together with any other class or series of Capital Stock entitled to vote, then outstanding, on any resolution presented by the Board of Directors pursuant to Section 5.0.2.

          (b) The Corporation shall not consent to an amendment of the Partnership Agreement that would reduce the preferential distribution to Common Units held by the Corporation without the consent of holders of two-thirds of the outstanding shares of Common Stock.

          Section 4.10.4 Exclusion of Other Rights.

          Except as may otherwise be required by law, the shares of Common Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in these Amended and Restated Articles of Incorporation.

          Section 4.10.5 Common Stock Ownership Limitations.

          (a)  Except  as  provided  in  Section  4.10.12,   during  the  period
     commencing on the date of the closing of the Initial Public Offering and prior to the Restriction Termination Date:

               (i) No Person, other than a Conversion Holder, shall Acquire or Beneficially Own any shares of Common Stock if, as the result of such acquisition or Beneficial Ownership, such Person shall Beneficially Own shares of Common Stock in excess of the Common Stock Ownership Limit.

               (ii) No Conversion Holder shall Acquire or Beneficially Own (other than by reason of the Conversion of shares of Series B Preferred Stock, which Conversion shall not be subject to this Section 4.10.5(a)(ii)) any additional shares of Common Stock to the extent that as a result of such Acquisition or Beneficial Ownership the aggregate of the shares of Common Stock Beneficially Owned by such holder and the shares of Common Stock that would be issued to such holder upon conversion of all the shares of Series B Preferred Stock then Beneficially Owned by such holder, assuming that all of the outstanding shares of Series B Preferred Stock were converted into Common Stock at such time, would exceed 9.9% of the total shares of Common Stock that would be outstanding assuming the conversion of all of the outstanding shares of Series B Preferred Stock but without giving effect to the exchange of Common Units for Common Stock.

               (b) Except as provided in Section 4.10.12, during the period commencing on the date of the closing of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer of shares of Common Stock that, if effective, would result in a violation of any of the restrictions in Section 4.10.5(a) shall be void ab initio as to the Transfer of that number of shares of Common Stock that would cause the violation of the applicable restriction in Section 4.10.5(a) (rounding up to the nearest whole share), and the intended transferee shall acquire no rights in such excess number of shares of Common Stock.

               (c) Notwithstanding any other provisions contained herein, from the date of the closing of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer of shares of Common Stock or other event that, if effective, would result in (i) the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (ii) the outstanding shares of the Capital Stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution), or (iii) the Corporation otherwise failing to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the
          Corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of
          Section 856(c) of the Code), shall be void ab initio as to the Transfer of that number of shares of Common Stock (rounding up to the nearest whole share) or other event that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, would result in the outstanding shares of the Capital Stock of the
          Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution), or would otherwise result in the Corporation failing to qualify as a REIT, and the intended transferee shall Acquire, or the Beneficial Owner shall retain, as the case may be, no rights in such shares of Common Stock.

               (d) It is expressly intended that the restrictions on ownership and transfer described in this Section 4.10.5 shall apply to the exchange rights provided in Section 11.1 of the Partnership Agreement. Notwithstanding any of the provisions of the Partnership Agreement to the contrary, a partner of the Operating Partnership shall not be entitled to effect an exchange of an interest in the Operating Partnership into shares of Common Stock if the Beneficial Ownership of such shares of Common Stock would be prohibited under the provisions of Section 4.10.5.

               Section 4.10.6 Remedies for Breach. If the Board of Directors or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 4.10.5 or that a Person intends to Acquire or has attempted to Acquire Beneficial Ownership of any shares of Common Stock in violation of Section 4.10.5 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it or they deem advisable, subject to
          Section 5.0.3 hereof, to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers or, in the case of an event other than a Transfer, Beneficial Ownership in violation of Section
          4.10.5 shall be void ab initio and automatically result in the exchange described in Section 4.10.7, irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

               Section 4.10.7 Exchange For Excess Common Stock. If, notwithstanding the other provisions contained in this Section 4.10, at any time after the date of the closing of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or other event such that one or more of the restrictions on Beneficial Ownership and Transfer of the Common Stock described in Section 4.10.5 would be violated, then, except as otherwise provided in Section 4.10.12, the shares of Common Stock being Transferred (or, in the case of an event other than a Transfer, the shares of Common Stock Beneficially Owned, which would cause one or more of such restrictions to be violated) (rounded up to the nearest whole share) shall be automatically exchanged for an equal number of shares of Excess Common Stock. Such exchange shall be effective as of the close of business on the business day prior to the date of such purported Transfer or other event.

               Section 4.10.8 Notice of Restricted Transfer. Any Person who Acquires or attempts or intends to Acquire shares of Common Stock in violation of Section 4.10.5, or any Person who is a transferee in a Transfer or is otherwise affected by an event other than a Transfer that results in the issuance of Excess Common Stock pursuant to
          Section 4.10.7, shall immediately give written notice to the Corporation of such Transfer or other event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted, intended or purported Transfer or other event on the Corporation's status as a REIT.

               Section 4.10.9 Owners Required To Provide Information. From the date of the closing of the Initial Public Offering and prior to the Restriction Termination Date:

               (a) every Beneficial Owner of more than 5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Common Stock of the Corporation shall, within 30 days after December 31 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares of Common Stock and other shares of the Capital Stock of the Corporation Beneficially Owned, and a description of the manner in which such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Common Stock Ownership Limit; and

               (b) each Person who is a Beneficial Owner of Common Stock and each Person (including the stockholder of record) who is holding Common Stock for a Beneficial Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

     Section 4.10.10 Remedies Not Limited. Subject to Section 5.0.2, nothing contained in this Section 4.10 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

     Section 4.10.11 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 4.10 or any definition contained in
Section 4.2, the Board of Directors shall have the power to determine the application of the provisions of this Section 4.10 with respect to any situation based on the facts known to it.

     Section 4.10.12 Exceptions.

          (a) Subject to Section 4.10.5(c), the Board of Directors, in its sole discretion, may exempt a Person from the Common Stock Ownership Limit (A) if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no such individual's Beneficial Ownership of such Common Stock will violate the Common Stock Ownership Limit or otherwise violate Section 4.10.5(c),
     (B) if such Person does not and represents that it will not own, directly or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact, and (C) if such Person agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in Sections 4.10.5 through 4.10.11 of this Article IV) or attempted violation will result in such Common Stock being exchanged for Excess Common Stock in accordance with Section 4.10.7.

          (b) Prior to granting any exception pursuant to Section 4.10.12(a), the Board of Directors shall require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in it sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

          Section 4.10.13 Legend. Each certificate for Common Stock shall bear the following legend:

          "The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Amended and Restated Articles of Incorporation, no Person may
     (i) Beneficially Own shares of the Corporation's Common Stock in excess of 9.9%, or (ii) Beneficially Own Common Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code. Any Person who Beneficially Owns or attempts to Beneficially Own shares of Common Stock which causes or will cause a Person to Beneficially Own shares of Common Stock in excess of the above limitations must immediately notify the Corporation. Any Transfer of shares of Common Stock in violation of the limitations set forth in the Corporation's Amended and Restated Articles of Incorporation shall be void ab initio. If the restrictions on Transfer are violated, the shares of Common Stock represented hereby will be automatically exchanged for shares of Excess Common Stock which will be held in trust by the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each holder of Common Stock who so requests."

          4.11 EXCESS COMMON STOCK

          Section 4.11.1 Ownership in Trust. Upon any purported Transfer or other event that results in an exchange of Common Stock for Excess Common Stock pursuant to Section 4.10.7, such Excess Common Stock shall be deemed to have been Transferred to the

     Corporation, as Trustee of a Trust for the exclusive benefit of the Beneficiary or Beneficiaries to whom an interest in such Trust may later be transferred pursuant to Section 4.10.5. Shares of Excess Common Stock so held in trust shall be issued and outstanding stock of the Corporation but shall not be considered issued and outstanding for purposes of any stockholder vote. The Purported Record Transferee or, in the case of Excess Common Stock resulting from an event other than a Transfer, the Purported Record Holder, shall have no rights in such Excess Common Stock except the right to designate a transferee of such Excess Common Stock upon the terms specified in Section 4.10.5. The Purported Beneficial Transferee or, in the case of Excess Common Stock resulting from an event other than a Transfer, the Purported Beneficial Holder, shall have no rights in such Excess Common Stock except as provided in Section 4.10.5.

          Section 4.11.2 Dividend Rights. Excess Common Stock shall not be entitled to any dividends or periodic distributions. Any dividend or distribution paid prior to the discovery by the Corporation that shares of Common Stock have been exchanged for Excess Common Stock shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Common Stock.

          Section 4.11.3 Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the Corporation, as holder of shares of Excess Common Stock in trust, shall be entitled to receive, subject to the preferential rights of holders of Preferred Stock or Excess Preferred Stock, ratably with each other holder of Common Stock and Excess Common Stock, that portion of the assets of the Corporation available for distribution to the holders of its Common Stock and Excess Common Stock as the number of shares of the Excess Common Stock held by the Corporation in trust bears to the total number of shares of Common Stock and Excess Common Stock then outstanding. The Corporation, as holder of the Excess Common Stock in trust, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when and if determined in accordance with Section 4.10.5, any such assets received in respect of the Excess Common Stock in any liquidation, dissolution or winding up of, or any distribution of the assets, of the Corporation.

          Section 4.11.4 Voting Rights. The holders of shares of Excess Common Stock shall not be entitled to vote on any matters (except as required by the MGCL).

          Section 4.11.5 Restrictions On Transfer; Designation of Beneficiary.

          (a) Excess Common Stock shall not be transferrable. A Purported Record Transferee or, in the case of Excess Common Stock resulting from an event other than a Transfer, a Purported Record Holder, may freely designate a Beneficiary of its interest in the Trust (representing the number of shares of Excess Common Stock held by the Trust attributable to the purported Transfer or other event that resulted in the issuance of such Excess Common Stock), if (i) the shares of Excess Common Stock held in the Trust would not be Excess Common Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee or, in the case of Excess Common Stock resulting from an event other than a Transfer, the Purported Beneficial Holder, does not receive consideration for the designation of such Beneficiary that reflects a price per share for such Excess Common Stock that exceeds the "Excess Common Stock Limitation Price". The Excess Common Stock Limitation Price is the lesser of (A) in the case of Excess Common Stock resulting from a Transfer for value, the price per share that the Purported Beneficial Transferee paid for the Common Stock in the purported Transfer that resulted in the issuance of the Excess Common Stock, or, in the case of Excess Common Stock resulting from (I) a Transfer other than for value (such as a gift, devise or similar Transfer) or (II) an event other than a Transfer, a price per share equal to the Market Price of the Common Stock that was exchanged for such Excess Common Stock on the date of the purported Transfer or other event that resulted in the issuance of the Excess Common Stock or (B) a price per share equal to the Market Price of the Excess Common Stock on the date of the designation of the Beneficiary of the interest in the Trust. Prior to any transfer of any interest in the Trust, the Purported Record Transferee or Purported Record Holder, as the case may be, must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under Section
     4.10.6. Upon any transfer of an interest in the Trust, the corresponding shares of Excess Common Stock in the Trust shall be automatically exchanged for an equal number of shares of Common Stock and such shares of Common Stock shall be transferred of record to the Beneficiary of the interest in the Trust designated by the Purported Record Transferee or Purported Record Holder as described above if such Common Stock would not be Excess Common Stock in the hands of such Beneficiary.

          (b) Notwithstanding the foregoing, if a Purported Beneficial Transferee or Purported Beneficial Holder receives consideration for the designation by the Purported Record Transferee or Purported Record Holder of a Beneficiary of an interest in the Trust that exceeds the Excess Common Stock Limitation Price, such Purported Beneficial Transferee or Purported Beneficial Holder shall pay, or cause the Beneficiary of the interest in the Trust to pay, to the Corporation the amount by which such consideration exceeds the Excess Common Stock Limitation Price.

          Section 4.11.6 Purchase Right in Excess Common Stock.  Notwithstanding
     Section 4.10.5, shares of Excess Common Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the Excess Common Stock Limitation Price (determined by substituting "the date on which the Corporation, or its designee, accepts the offer to sell" for "the date of the designation of the Beneficiary of the interest in the Trust" in clause (B) of the definition of Limitation Price in Section 4.11.5 (a)). The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer or other event which resulted in the issuance of such Excess Common Stock and (ii) if the Corporation does not receive actual notice of a Transfer or other event pursuant to Section 4.10.8, the date the Board of Directors determines in good faith that such a Transfer or other event resulting in the issuance of Excess Common Stock has occurred.


                                    ARTICLE V
                             General REIT Provisions

          Section 5.0.1 General Limitations. Notwithstanding anything else in these Amended and Restated Articles of Incorporation (i) no Person shall Acquire any shares of Capital Stock if, as a result of such Acquisition, the outstanding shares of the Capital

     Stock would be owned beneficially and not of record by less than 100 Persons (determined without reference to any rules of attribution), (ii) no Person shall Acquire or Beneficially Own any shares of Capital Stock if, as a result of such Acquisition or Beneficial Ownership, the Corporation would be "closely held" within the meaning of Section 856(h) of the Code and
     (iii) no person shall Acquire or Beneficially Own any shares of Capital Stock if, as a result of such Acquisition or Beneficial Ownership, the Corporation would fail to qualify as a REIT (including, but not limited to, a Transfer or other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in
     Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

          Section 5.0.2 Termination of REIT Status. The Board of Directors shall take no action to terminate the Corporation's status as a REIT until such time as (i) the Board of Directors adopts a resolution recommending that the Corporation terminate its status as a REIT, (ii) the Board of Directors presents the resolution at an annual or special meeting of the stockholders and (iii) such resolution is approved by the vote of a majority of the shares entitled to be cast on the resolution.

          Section 5.0.3 Exchange or Market Transactions. Nothing in Article IV or this Article V shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system.

          Section  5.0.4  Severability.  If any  provision of Article IV or this
     Article V or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

          Section 5.0.5 Waiver. The Corporation shall have authority at any time to waive the requirements that Excess Stock be issued or be deemed outstanding in accordance with the provisions of Article IV or that the Corporation redeem shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to Sections 4.4.8 , 4.6.8 and
     4.7.3 if the Corporation determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Excess Stock or the fact that such Excess Stock is deemed to be outstanding, or any such redemption would jeopardize the status of the Corporation as a REIT for federal income tax purposes.
                                   ARTICLE VI
                               Board of Directors

          Section 6.0.1 Management. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

          Section 6.0.2 Number. The number of directors which will constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the By-laws but shall in no event be less than three. Any increases or decreases in the size of the board shall be apportioned equally among the classes of directors to prevent stacking in any one class of directors. There are currently three directors in office whose names are as follows:

                               Norman Perlmutter
                                  James Wassel
                               Robert Perlmutter

          Section 6.0.3 Classification. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. As shall be provided in the By-laws of the Corporation, one class shall originally be elected for a term expiring at the annual meeting of stockholders to be held in 1999, another class shall originally be elected for a term expiring at the annual meeting of stockholders to be held in 2000, and another class shall originally be elected for a term expiring at the annual meeting of stockholders to be held in 2001, with each class to hold office until its successors are elected and qualified. Except as otherwise provided in these Amended and Restated Articles of Incorporation, at each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-laws of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. No election of directors need be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          Section 6.0.4 Vacancies. Except as otherwise provided in these Amended and Restated Articles of Incorporation, newly created directorships resulting from any increase in the number of directors may be filled by the majority vote of the Board of Directors, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors, or, if applicable, by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the Corporation, at which time a successor shall be elected to fill the remaining term of the position filled by such director.

          Section 6.0.5 Removal. Except as otherwise provided in these Amended and Restated Articles of Incorporation, any director may be removed from office only for cause and only by the affirmative vote of two-thirds of the aggregate number of votes then entitled to be cast generally in the election of directors. For purposes of this Section 6.0.5, "cause" shall mean the willful and continuous failure of a director to substantially perform the duties to the Corporation of such director (other than any such failure resulting from temporary incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

          Section 6.0.6 By-laws. Except as otherwise provided in the MGCL, the Board of Directors shall have power to adopt, amend, alter, change and repeal any By-laws of the Corporation by vote of the majority of the Board of Directors then in office. Any adoption, amendment, alteration, change or repeal of any By-laws by the stockholders of the Corporation shall require the affirmative vote of a majority of the aggregate number of votes then entitled to be cast generally in the election of directors. Notwithstanding anything in this Section 6.0.6 to the contrary, no amendment, alteration, change or repeal of any provision of the By-laws relating to the classification or removal of directors or the amendment or repeal of the By-laws shall be effected without the vote of two-thirds of the aggregate number of votes entitled be cast generally in the election of Directors.

          Section 6.0.7 Powers. The enumeration and definition of particular powers of the Board of Directors included elsewhere in these Amended and Restated Articles of Incorporation shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of these Amended and Restated Articles of Incorporation, or construed as excluding or limiting, or deemed by inference or otherwise in any manner to exclude or limit, the powers conferred upon the Board of Directors under the MGCL as now or hereafter in force.

                                   ARTICLE VII
                                    Liability

          To the fullest extent permitted by Maryland law, as applicable from time to time, no person who at any time was or is a director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of these Amended and Restated Articles of Incorporation of the Corporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Article VII in respect of any act or omission that occurred prior to such amendment or repeal.

                                  ARTICLE VIII
                                 Indemnification

          The Corporation shall indemnify, to the fullest extent permitted by Maryland law, as applicable from time to time, all persons who at any time were or are directors or officers of the Corporation for any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted in such capacity as a director or an officer. The Corporation shall pay or reimburse all reasonable expenses incurred by a present or former director or officer of the Corporation in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) in which the present or former director or officer is a party, in advance of the final disposition of the proceeding, to the fullest extent permitted by, and in accordance with the applicable requirements of, Maryland law, as applicable from time to time. The Corporation may indemnify any other persons permitted but not required to be indemnified by Maryland law, as applicable from time to time, if and to the extent indemnification is authorized and determined to be appropriate, in each case in accordance with applicable law, by the Board of Directors, the majority of the stockholders of the Corporation entitled to vote thereon or special legal counsel appointed by the Board of Directors. No amendment of these Amended and Restated Articles of Incorporation of the Corporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Article VIII in respect of any act or omission that occurred prior to such amendment or repeal.

                                   ARTICLE IX
                         Written Consent of Stockholders

          Any corporate action upon which a vote of stockholders is required or permitted may be taken without a meeting or vote of stockholders with the unanimous written consent of stockholders entitled to vote thereon.

                                    ARTICLE X
                                    Amendment

          The Corporation reserves the right to amend, alter or repeal any provision contained in these Amended and Restated Articles of Incorporation upon (i) adoption by the Board of Directors of a resolution recommending such amendment, alteration, or repeal, (ii) presentation by the Board of Directors to the stockholders of a resolution at an annual or special meeting of the stockholders and (iii) approval of such resolution by the affirmative vote of the holders of a majority of the aggregate number of votes entitled to be cast generally in the election of directors; provided, however, subject to the voting rights of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the affirmative vote of the holders of two-thirds of the aggregate number of votes then entitled to be cast generally in the election of directors, shall be required to amend Sections 4.10.3(b), 6.0.3 and 6.0.5 and Article X hereof. All rights conferred upon stockholders herein are subject to this reservation.
                                   ARTICLE XI
                                    Existence

          The Corporation is to have a perpetual existence.

          SEVENTH: The total number of shares of stock heretofore authorized is Fifty Million (50,000,000) shares of stock of par value of one cent ($.01) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000). The capital stock of the corporation heretofore is designated as common stock.

          The total number of all classes of stock that the Corporation shall have authority to issue is 262,815,000 consisting of (i) 150,000,000 shares of common stock having a par value of one cent ($.01) per share (the "Common Stock"), amounting in the aggregate to par value of $1,500,000,
     (ii) 24,315,000 shares of preferred stock having a par value of one cent ($.01) per share (the "Preferred Stock"), amounting to an aggregate par value of $243,150 of which 2,300,000 shares shall be designated as 10.5% Series A Senior Cumulative Preferred Stock (the "Series A Preferred Stock") and 7,190,800 shares shall be designated as 8.5% Series B Cumulative Participating Convertible Preferred Stock (the "Series B Preferred Stock") and 4,528,302 shares shall be designated as Series C Cumulative Convertible Redeemable Preferred Stock (the "Series C Preferred Stock") and (iii) 88,500,000 shares of excess stock having a par value of one cent ($.01) per share (the "Excess Stock"), amounting in the aggregate to par value of $885,000, of which 76,342,500 shares shall be designated Excess Common Stock (the "Excess Common Stock"), 1,150,000 shares shall be designated Excess Series A Preferred Stock (the "Excess Series A Preferred Stock"), 3,595,400 shares shall be designated Excess Series B Preferred Stock (the "Excess Series B Preferred Stock") and 7,412,100 shares shall be designated Excess Preferred Stock (the "Excess Preferred Stock"). The aggregate par value of all the shares of all classes of stock that the Corporation shall have authority to issue is $2,628,150.

          A description as amended of each class with preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class of stock is set forth in Article SIXTH hereof.

          The Board of Directors of the Corporation by a unanimous consent in writing in lieu of a meeting under Section 2-408 of the MGCL, dated as of June 11, 1998, adopted a resolution which set forth the foregoing amendment to and restatement of the Articles of Incorporation, declaring that the said amendment to and restatement of the Articles of Incorporation was advisable and directing that it be submitted for action thereon by the stockholders by a unanimous consent in writing in lieu of a meeting under
     Section 2-505 of the MGCL.

          EIGHTH: Notice of a meeting of stockholders to take action on the amendment to and restatement of the Articles of Incorporation was waived by all stockholders of the Corporation.

          NINTH: The amendment to and restatement of the Articles of Incorporation of the Corporation as hereinabove set forth was approved by the unanimous consent in writing of the sole stockholder of the Corporation dated as of June 11, 1998.
                                   * * * * * *

          IN WITNESS WHEREOF, Sky Merger Corp., has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on June 12, 1998.

                                                         SKY MERGER CORP.
                                                         By: /s/ James S. Wassel
                                                                 James S. Wassel
                                                                 President




Attest: /s/ Amy L. Essex
            Amy L. Essex
            Secretary

                             Officer's Certification

          I, James S. Wassel, President of SKY MERGER CORP., hereby acknowledge the foregoing Amended and Restated Articles of Incorporation of Sky Merger Corp. to be the act of Sky Merger Corp., and to the best of my knowledge, information and belief, these matters and facts are true in all material respects, and my statement is made under penalties for perjury.

                                                        By:  /s/ James S. Wassel
                                                        Name:    James S. Wassel
                                                        Title:   President